                                                             OMB APPROVAL
                                                      --------------------------
                                                      OMB Number:      3235-0059
                                                      Expires: February 28, 2006
                                                      Estimated average burden
                                                      hours per response...12.75

                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-12

                         INSURANCE AUTO AUCTIONS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     5) Total fee paid:

--------------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1) Amount Previously Paid:

--------------------------------------------------------------------------------

     2) Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------

     3) Filing Party:

--------------------------------------------------------------------------------

     4) Date Filed:

--------------------------------------------------------------------------------
PERSONS WHO POTENTIALLY ARE TO RESPOND TO THE COLLECTION OF INFORMATION CONTAINED IN THIS FORM ARE NOT REQUIRED TO RESPOND UNLESS THE FORM DISPLAYS A CURRENTLY VALID OMB CONTROL NUMBER.

SEC 1913 (02-02)

                         [INSURANCE AUTO ACTIONS LOGO]

                         INSURANCE AUTO AUCTIONS, INC.
                            850 EAST ALGONQUIN ROAD
                                   SUITE 100
                              SCHAUMBURG, IL 60173

                                  May 12, 2004

Dear Shareholder:

     You are cordially invited to attend the 2004 Annual Meeting of Shareholders of Insurance Auto Auctions, Inc. (the "Company") to be held on June 16, 2004 at 10:30 a.m., central time, at the Wyndham Hotel, 400 Park Boulevard, Itasca, Illinois 60143. The formal Notice of Annual Meeting of Shareholders and Proxy Statement accompanying this letter describe the business to be acted upon at the Annual Meeting.

     It is important that your shares be represented and voted at the meeting. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. YOU MAY ALSO SUBMIT YOUR PROXY BY TELEPHONE OR OVER THE INTERNET. If you decide to attend the meeting, you may still vote in person even if you have previously submitted a proxy.

     On behalf of the Board of Directors, I would like to express our appreciation for your continued interest in the affairs of the Company. We look forward to seeing you at the Annual Meeting.

                                          Sincerely,

                                          /s/ THOMAS C. O'BRIEN
                                          Thomas C. O'Brien
                                          Chief Executive Officer

                         INSURANCE AUTO AUCTIONS, INC.
                            850 EAST ALGONQUIN ROAD
                                   SUITE 100
                           SCHAUMBURG, ILLINOIS 60173

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON JUNE 16, 2004

     The 2004 Annual Meeting of Shareholders (the "Annual Meeting") of Insurance Auto Auctions, Inc. (the "Company") will be held on June 16, 2004 at 10:30 a.m., central time, at the Wyndham Hotel, 400 Park Boulevard, Itasca, Illinois 60143, for the following purposes:

          1. To elect seven directors to the Company's Board of Directors to serve until the next annual meeting or until their successors have been duly elected and qualified;

          2. To approve an amendment to the Company's Amended and Restated Employee Stock Purchase Plan (the "Purchase Plan"), which would increase the number of shares of Common Stock reserved for issuance under the Purchase Plan by 100,000 shares;

          3. To ratify the appointment of KPMG LLP as the Company's independent auditors for the fiscal year ending December 26, 2004; and

          4. To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

     The Board of Directors has fixed the close of business on April 20, 2004 as the record date for determining shareholders entitled to notice of, and to vote at, the Annual Meeting and at any adjournment or postponement thereof. A list of shareholders entitled to vote at the Annual Meeting will be available for inspection at Illinois Corporation Service Co., 700 S. 2nd Street, Springfield, IL 62704, and at the Company's headquarters at 850 East Algonquin Road, Suite 100, Schaumburg, IL 60173, during regular business hours, commencing on April 21, 2004 and continuing through the Annual Meeting.

     Please read carefully the following Proxy Statement, which describes the matters to be voted upon at the Annual Meeting, and then complete, sign and return your proxy as promptly as possible. You may also submit your proxy by telephone or over the Internet. Should you receive more than one proxy because your shares are registered in different names, each proxy should be submitted to assure that all of your shares will be voted. If you attend the Annual Meeting and vote by ballot, your proxy will be revoked automatically and only your vote at the Annual Meeting will be counted.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          /s/ THOMAS C. O'BRIEN
                                          Thomas C. O'Brien
                                          Chief Executive Officer

Schaumburg, Illinois
May 12, 2004

                             YOUR VOTE IS IMPORTANT

       WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, WE URGE YOU TO VOTE
              AS SOON AS POSSIBLE BY INTERNET, TELEPHONE OR MAIL.

                               TABLE OF CONTENTS

                                                              PAGE
                                                              ----
GENERAL.....................................................    1
     Purpose of Meeting.....................................    1
     Record Date, Voting and Share Ownership................    1
     Proxies................................................    1
     Solicitation of Proxies................................    2
     Deadline for Receipt of Shareholder Proposals..........    2

MATTERS TO BE CONSIDERED AT ANNUAL MEETING..................    2
  PROPOSAL ONE -- ELECTION OF DIRECTORS.....................    2
     Nominees...............................................    3
     Board and Committee Information........................    4
     Communication with the Board of Directors..............    5
     Report of Nominating, Governance and Compensation
      Committee.............................................    5
     Nominating, Governance and Compensation Committee
      Interlocks and Insider Participation..................    6
     Report of the Audit Committee..........................    6
     Directors' Compensation................................    6
     Executive Officers of the Company......................    7
     Executive Compensation.................................    8
     Stock Options..........................................   10
     Employment Contracts and Change-In-Control
      Arrangements..........................................   11
     Performance Graph......................................   14
     Certain Relationships and Related Transactions.........   15
     Section 16(a) Beneficial Ownership Reporting
      Compliance............................................   15
  PROPOSAL TWO -- APPROVAL OF AMENDMENT TO THE COMPANY'S
     AMENDED AND RESTATED EMPLOYEE STOCK PURCHASE PLAN......   15
     Employee Stock Purchase Plan...........................   15
     Plan Participation.....................................   19
  PROPOSAL THREE -- RATIFICATION OF INDEPENDENT AUDITORS....   19
     Independent Accountant Fees............................   20

SECURITY OWNERSHIP OF MANAGEMENT AND PRINCIPAL
  SHAREHOLDERS..............................................   21

ANNUAL REPORT...............................................   23

ADDITIONAL INFORMATION AVAILABLE............................   23

OTHER MATTERS...............................................   24

APPENDIX A..................................................  A-1

                         INSURANCE AUTO AUCTIONS, INC.
                            850 EAST ALGONQUIN ROAD
                                   SUITE 100
                           SCHAUMBURG, ILLINOIS 60173

                                PROXY STATEMENT
                     FOR THE ANNUAL MEETING OF SHAREHOLDERS

                          TO BE HELD ON JUNE 16, 2004

                                    GENERAL

     The enclosed proxy is solicited on behalf of the Board of Directors of Insurance Auto Auctions, Inc., an Illinois corporation (the "Company"), for use at the 2004 Annual Meeting of Shareholders (the "Annual Meeting"). The Annual Meeting will be held on June 16, 2004 at 10:30 a.m., central time, at the Wyndham Hotel, 400 Park Boulevard, Itasca, Illinois 60143. Shareholders of record on April 20, 2004 will be entitled to notice of and to vote at the Annual Meeting.

     This Proxy Statement, accompanying proxy and Notice of Annual Meeting are first being mailed to shareholders on or about May 12, 2004.

PURPOSE OF MEETING

     The specific proposals to be considered and acted upon at the Annual Meeting are summarized in the accompanying Notice of Annual Meeting of Shareholders. Each proposal is described in more detail in this Proxy Statement.

RECORD DATE, VOTING AND SHARE OWNERSHIP

     On April 20, 2004, the record date for determination of shareholders entitled to vote at the Annual Meeting, there were 11,604,799 shares of common stock, $0.001 par value per share (the "Common Stock"), outstanding. No shares of the Company's Preferred Stock are outstanding. Each shareholder is entitled to one vote for each share of Common Stock held by such shareholder.

     A majority of the outstanding shares of Common Stock entitled to vote on a matter, represented in person or by proxy, shall constitute a quorum for consideration of such matter at the Annual Meeting. The seven candidates for election as directors receiving the highest number of votes (and who each receive the affirmative vote of a majority of the shares represented and entitled to vote at the Annual Meeting) will be elected directors of the Company. The other matters submitted for shareholder approval at this Annual Meeting will be decided by the affirmative vote of a majority of the shares represented and entitled to vote on each such matter. No cumulative voting will be allowed for any of the matters to be voted on at the meeting. Abstentions with respect to any matter are treated as shares represented and entitled to vote on that matter and thus have the same effect as negative votes. If shares are not voted by the broker who is the record holder of the shares, or if shares are not voted in other circumstances in which proxy authority is defective or has been withheld with respect to any matter, these non-voted shares will not be deemed to be present or represented for purposes of determining whether shareholder approval of that matter has been obtained.

PROXIES

     Thomas C. O'Brien and Peter H. Kamin, the persons named as proxies on the proxy card accompanying this Proxy Statement, were selected by the Board of Directors to serve in such capacity. Messrs. O'Brien and Kamin are directors and Mr. O'Brien is the Company's President and Chief Executive Officer. Shareholders may submit their proxies in writing, by telephone or over the Internet. The telephone and Internet voting procedures are designed to authenticate votes cast by use of a personal identification number. These procedures allow shareholders to appoint a proxy to vote their shares and to confirm that their instructions have been properly recorded. Instructions for voting by telephone and over the Internet are presented on the proxy card. When properly completed and returned to the Company, or properly submitted by telephone or over the Internet, the proxy will be voted as marked on the proxy or as submitted by telephone or over the Internet. If no instructions are given, all of the shares represented by the proxy will be voted in accordance with the recommendations of the Board of Directors contained in this Proxy Statement.

     Any person giving a proxy has the power to revoke such proxy at any time before its exercise. It may be revoked by filing with the Company's Chief Financial Officer a notice of revocation or another signed proxy with a later date. All such notices or subsequent proxies should be addressed to the Company's headquarters at 850 East Algonquin Road, Suite 100, Schaumburg, IL 60173, Attention: Chief Financial Officer. A proxy may also be revoked by attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not by itself revoke a previously granted proxy, a vote must be cast at the Annual Meeting.

SOLICITATION OF PROXIES

     The Company has retained Georgeson Shareholder to assist in soliciting proxies. The Company will pay Georgeson Shareholder a fee of approximately $6,500 plus expenses for its services. The Company will bear the entire cost of this solicitation, including the preparation, assembly, printing and mailing of this Proxy Statement, the proxy and any additional solicitation materials furnished to shareholders. Copies of solicitation materials will be furnished to brokerage houses, fiduciaries and custodians holding shares in their names that are beneficially owned by others so that they may forward this solicitation material to such beneficial owners. The Company may reimburse such entities for their costs in forwarding the solicitation materials to such beneficial owners. The original solicitation of proxies by mail may be supplemented by solicitation by telephone, personal interview or other means by directors, officers, employees or agents of the Company. No additional compensation will be paid to directors, officers, or employees of the Company for any such services.

DEADLINE FOR RECEIPT OF SHAREHOLDER PROPOSALS

     Proposals of shareholders of the Company that are intended to be presented by such shareholders at the Company's 2005 Annual Meeting must be received by the Company at its principal executive offices no later than December 31, 2004 in order that they may be included in the Proxy Statement and form of proxy relating to that meeting. In addition, shareholders wishing to bring a proposal before the Annual Meeting in 2005 (but not include it in the Proxy Statement) must provide notice of the proposal to the Company on or before March 31, 2005. The Company may exercise discretionary authority with respect to any shareholder proposals received by the Company after March 31, 2005.

                   MATTERS TO BE CONSIDERED AT ANNUAL MEETING

                     PROPOSAL NO. 1: ELECTION OF DIRECTORS

     The Board of Directors has nominated the seven nominees listed below (the "Nominees") for election as directors to hold office until the next annual meeting or until their respective successors are duly elected and qualified. As of the date of this Proxy Statement, each Nominee has agreed to serve if elected and the Board of Directors has no reason to believe that any Nominee will be unavailable to serve. In the event that any Nominee should become unavailable for election, the Board of Directors may designate a substitute nominee, in which event the shares represented by proxies at the meeting will be voted for such substitute nominee, unless an instruction to the contrary is indicated on the proxy. Unless otherwise instructed in the proxy, the proxy holders will vote the proxies received by them FOR each of the Nominees. The seven individuals who each receive the affirmative vote of a majority of the shares represented and entitled to vote at the Annual Meeting will be elected directors of the Company.

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" THE ELECTION OF EACH OF THE FOLLOWING NOMINEES TO SERVE AS DIRECTORS OF THE COMPANY UNTIL THE NEXT ANNUAL MEETING OR UNTIL THEIR SUCCESSORS ARE DULY ELECTED AND QUALIFIED.

NOMINEES

     Set forth below is information regarding the directors of the Company, including information furnished by them as to principal occupations, certain other directorships held by them, any arrangements pursuant to which they were or are selected as directors, and their ages as of March 31, 2004:

                                                                               YEAR FIRST ELECTED OR
DIRECTORS                           AGE         POSITION WITH COMPANY           APPOINTED DIRECTOR
---------                           ---   ----------------------------------   ---------------------
Peter H. Kamin(1)(3)..............  42    Chairman of the Board                        1999
Thomas C. O'Brien.................  50    President, Chief Executive Officer
                                          and Director                                 2000
Todd F. Bourell(3)................  33    Director                                     2003
Maurice A. Cocca(1)(2)(3).........  60    Director                                     1997
Philip B. Livingston(1)(2)(3).....  47    Director                                     2003
Melvin R. Martin..................  73    Director                                     1992
John K. Wilcox(2)(3)..............  68    Director                                     1998

---------------

(1) Member of the Nominating, Governance and Compensation Committee.

(2) Member of the Audit Committee.

(3) These directors satisfy the independence requirements of the Sarbanes-Oxley Act of 2002 and the corporate governance listing requirements of the NASDAQ National Market.

     PETER H. KAMIN has been a director of the Company since February 2001. Mr. Kamin had previously served as a director from January 1999 through October 2000. In July 2000, Mr. Kamin joined, as a founding partner, ValueAct Capital Partners, L.P. From January 1992 to July 2000, Mr. Kamin was a partner of Peak Investment, L.P. Mr. Kamin is also a director of LeCroy, Inc. and One Source Information Services, Inc.

     THOMAS C. O'BRIEN has been the President, Chief Executive Officer and a Director of the Company since November 2000. As President and Chief Executive Officer, Mr. O'Brien oversees the Company's overall corporate administration as well as strategic planning. Prior to joining the Company, Mr. O'Brien served as President of Thomas O'Brien & Associates from 1999 to 2000, Executive Vice President of Safelite Glass Corporation from 1998 to 1999, Executive Vice President of Vistar, Inc. from 1996 to 1997 and President of U.S.A. Glass, Inc. from 1992 to 1996.

     TODD F. BOURELL has been a director of the Company since October 2003. Mr. Bourell is a partner of ValueAct Capital Partners, L.P. Prior to joining ValueAct, Mr. Bourell worked as an analyst for Wellington Management Company in Boston, Massachusetts. Mr. Bourell is a graduate of the Wharton School of Business.

     MAURICE A. COCCA has been a director of the Company since February 1997. From November 1993 to November 1995, Mr. Cocca was Managing Director of The Fisons Laboratory Supplies Division of Fisons PLC, a distributor of laboratory supplies that was later acquired by Fisher Scientific. Mr. Cocca served as Vice Chairman of J & W Scientific Holdings from April 1996 through April 2000.

     PHILIP B. LIVINGSTON has been a director of the Company since March 2003. Also in March 2003, Mr. Livingston became the Chief Financial Officer and a director of World Wrestling Entertainment, Inc., an integrated media and entertainment company. Mr. Livingston served as President and Chief Executive Officer of Financial Executives International from January 1999 to April 2003. Mr. Livingston is also a director and audit committee chair of Cott Corporation, a manufacture of private-label beverages.

     MELVIN R. MARTIN has been a director of the Company since January 1992. Since December 1992, Mr. Martin has been the general partner of MRM Investments Limited Partnership, an owner and operator of rental properties.

     JOHN K. WILCOX has been a director of the Company since February 1998. From November 1994 until November 1997, Mr. Wilcox was Group Vice President, Personal Lines Finance and Planning of Allstate Insurance Company.

BOARD AND COMMITTEE INFORMATION

     During the fiscal year ended December 28, 2003, the Board of Directors held eight meetings. As of December 23, 2003, the Board of Directors had a standing Audit Committee and Nominating, Governance and Compensation Committee (the "Governance Committee"). The Audit Committee consists of Mr. Livingston, its Chairperson, Mr. Cocca and Mr. Wilcox. The Governance Committee consists of Mr. Cocca, its Chairperson, Mr. Kamin and Mr. Livingston.

     The Audit Committee is primarily responsible for, among other things, approving the services performed by the Company's independent auditors, reviewing financial statements of the Company, overseeing the Company's financial reporting processes and reviewing the system of internal controls established by management. The Audit Committee is comprised of three directors who are not employees of, or consultants to, the Company. The Board of Directors has determined, in its business judgment, that the current members of the Audit Committee satisfy the listing requirements of the NASDAQ National Market that govern audit committee composition, including the independence requirement. The Committee is chaired by Mr. Livingston who has been designated as a "financial expert" as such term is defined in Item 401(h) of Regulation S-K under the Securities Act of 1933, as amended. The Audit Committee held nine meetings during 2003. The Committee has adopted a charter which is posted on the Company's website at www.iaai.com.

     The Governance Committee is primarily responsible for, among other things, the Chief Executive Officer performance evaluation process, Chief Executive Officer and executive management compensation, conducting searches for new directors, and general Board governance matters. The Governance Committee is also responsible for the administration of the Company's stock option plans and Purchase Plan. The Governance Committee held five meetings during 2003. The Governance Committee has adopted a charter which is posted on the Company's website at www.iaai.com.

     The Governance Committee takes into account many factors when considering candidates for the Board of Directors and strives for the Board to be comprised of directors with varied experiences and backgrounds who have high-level managerial experience and who represent the balanced interests of shareholders as a whole rather than those of special interest groups. Other important factors in Board composition include strength of character, mature judgment, specialized expertise, relevant technical skills, diversity, level of education, broad-based business acumen, experience and understanding of strategy and policy-setting and the extent to which the candidate would fill a present need on the Board. Depending upon the current needs of the Board, certain factors may be weighed more or less heavily by the Governance Committee. In considering candidates for the Board, the Governance Committee considers the entirety of each candidate's credentials and does not have any specific minimum qualifications that must be met.

     The Governance Committee considers candidates for the Board from any reasonable source, including shareholder recommendations. The Governance Committee does not evaluate candidates differently based on who has made the proposal. The Governance Committee has the authority under its charter to hire and pay a fee to consultants or search firms to assist in the process of identifying and evaluating candidates. No such consultants or search firms have been used to date and, accordingly, no fees have been paid to consultants or search firms in the past fiscal year.

     Shareholders who wish to nominate a director for election at an annual meeting of the shareholders must comply with the Company's By-laws regarding shareholder proposals and nominations as well as applicable rules of the Securities and Exchange Commission (the "SEC").

     During 2003, no director attended fewer than 75% of the aggregate number of
(i) the total number of meetings of the Board of Directors and (ii) the total number of meetings of Committees of the Board of Directors on which he served that were held during the period for which he was a Board or Committee member.

COMMUNICATIONS WITH THE BOARD OF DIRECTORS

     Shareholders may communicate with the Board of Directors by sending a letter to the Company's Board of Directors, c/o The Office of the Secretary, 850 East Algonquin Road, Suite 100, Schaumburg, Illinois 60173. The Office of the Secretary will receive the correspondence and forward it to the director or directors to whom the communication is addressed.

REPORT OF NOMINATING, GOVERNANCE AND COMPENSATION COMMITTEE

     The Governance Committee has general responsibility for establishing the compensation payable to the Company's executive officers, including the Chief Executive Officer, and has the sole and exclusive authority to administer the Company's stock option plans.

     GENERAL COMPENSATION POLICY. The Governance Committee's fundamental policy is to offer the Company's executive officers competitive compensation opportunities based upon overall Company performance, their individual contribution to the financial success of the Company and their personal performance. Accordingly, each executive officer's compensation package consists of a base salary, annual incentive compensation, and long-term stock-based incentive compensation.

     BASE SALARY. The Governance Committee strives to set executive officer base salaries at levels competitive to those provided to executives with similar responsibilities in businesses comparable to the Company. In determining base salaries of the Company's executive officers, the Governance Committee considers the performance of each executive, the nature of his or her responsibilities and the Company's general compensation practices. While several executives have employment agreements that set certain base salary levels, the Governance Committee believes that current executive salaries reflect the foregoing.

     ANNUAL INCENTIVE COMPENSATION. Annual bonuses are payable to executive officers of the Company based upon the achievement of objectively quantifiable and measurable goals and objectives determined in advance by the Governance Committee. In 2003, Mr. O'Brien received an annual bonus of $163,450 for the Company's achievement of goals for the fiscal year 2002 and each of the other Named Officers (as defined below) received bonuses averaging 32 percent of his respective base salary. None of the Named Officers received an annual bonus for 2003.

     LONG-TERM STOCK-BASED INCENTIVE COMPENSATION. The Company makes stock option grants that in general are designed to align the interests of the executive officers with those of the shareholders and provide each officer with a significant incentive to manage the Company from the perspective of an owner with an equity stake in the business. Option grants are typically made at the initial employment of the executive and reviewed periodically thereafter. The number of shares underlying the options are based upon the level of the officer's responsibilities and internal comparability considerations.

     Option grants allow an officer to acquire shares of Common Stock at a fixed price per share (the closing price on the grant date) over a specified period of time (up to 10 years). The options typically vest in periodic installments over a one-year or four-year period, contingent upon the executive officer's continued service to the Company. Accordingly, the option will typically provide a return to the executive officer only if he or she remains employed by the Company, and then only if the market price of the Common Stock appreciates over the option term.

     The Company may also from time-to-time grant shares of restricted stock to executive officers and other key employees. Upon vesting, the recipient will receive a certain number of shares of Common Stock at a fixed price per share set at the closing price of the Common Stock on the NASDAQ National Market as of the vesting date. Restricted stock grants are non-performance based, vest on a four-year schedule and will accelerate vesting upon the Company's achievement of a predetermined level of earnings per share in any given fiscal year during the four year vesting period.

     Mr. O'Brien was granted an option to purchase 60,000 shares of Common Stock in 2003 at an exercise price of $13.85 per share. The option will vest in equal annual installments over the next four years and will expire on November 14, 2013, unless otherwise exercised, canceled, terminated or extended. Mr. O'Brien also received 15,000 shares of restricted stock at a price of $13.85 per share, which vest in a series of four equal and successive annual installments with the first installment to vest on November 14, 2004.

     COMPLIANCE WITH SECTION 162(M). Section 162(m) of the Internal Revenue Code, enacted in 1993, generally disallows a tax deduction to publicly-held corporations for compensation exceeding $1 million paid to executive officers. It is not expected that the cash compensation to be paid to any of the Company's executive officers for fiscal 2003 will exceed the $1 million limit. In addition, the Company's 2003 Stock Incentive Plan limits the maximum number of shares of Common Stock for which any one participant may be granted stock options over the remaining term of the plan. As a result, any compensation deemed paid to an executive officer when he or she exercises an outstanding option under that plan will qualify as performance-based compensation, which will not be subject to the $1 million limitation.

               NOMINATING, GOVERNANCE AND COMPENSATION COMMITTEE

     Maurice A. Cocca, Chairman     Peter H. Kamin     Philip B. Livingston

NOMINATING, GOVERNANCE AND COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The current members of the Governance Committee are Mr. Cocca, Mr. Kamin and Mr. Livingston. Neither of these individuals was at any time during the fiscal year ended December 28, 2003, or at any other time, an officer or employee of the Company. No executive officer of the Company serves as a member of the Board of Directors or Governance Committee of any entity which has one or more executive officers serving as a member of the Company's Board of Directors or Governance Committee.

REPORT OF THE AUDIT COMMITTEE

     The Audit Committee of the Board of Directors has reviewed and discussed the audited consolidated financial statements of the Company for the year ended December 28, 2003 with management. In addition, the Company has discussed with KPMG LLP, the independent auditing firm for the Company, the matters required by Statement on Auditing Standards No. 61, as amended by Statement on Auditing Standards No. 90.

     The Committee also has received the written disclosures and the letter from KPMG LLP required by Independence Standards Board Statement No. 1, and has reviewed, evaluated and discussed the written report with that firm and its independence from the Company. The Company also has discussed with management of the Company and the auditing firm such other matters and received such assurances from them as deemed appropriate.

     Based on the foregoing review and discussions, and in reliance on the representation of management that the Company's audited consolidated financial statements were prepared in accordance with generally accepted accounting principles, the Audit Committee has recommended to the Company's Board of Directors the inclusion of the audited consolidated financial statements in the Company's Annual Report for the year ended December 28, 2003 on Form 10-K filed with the SEC.

                                AUDIT COMMITTEE

     Philip B. Livingston, Chairman     Maurice A. Cocca     John K. Wilcox

DIRECTOR'S COMPENSATION

     Since 2003, non-employee directors are entitled to receive an annual retainer fee of $22,000, a $1,000 fee for each regularly scheduled Board meeting attended in person, a $500 fee for each committee meeting attended in person, a $250 fee for each Board and committee meeting attended by phone, an annual fee of $3,000 if such non-employee director served as the Chairperson of the Governance Committee, and an annual fee of $5,000 if such non-employee director served as the Chairperson of the Audit Committee. Non-employee directors are also reimbursed for expenses incurred in attending Board and committee meetings. Employee directors are not compensated for their services as directors of the Company.

     Each non-employee director is also eligible to receive periodic option grants for shares of Common Stock pursuant to the automatic option grant program in effect under the Company's 2003 Stock Incentive Plan, as amended and restated. Under this automatic option grant program, each individual who becomes a non-employee Board member is granted an option to purchase 10,000 shares of Common Stock on the date such individual joins the Board. In addition, each non-employee director is also entitled to receive an automatic option to purchase 5,000 shares of Common Stock on the last business day of the second quarter of each fiscal year during which such individual continues to serve on the Board. Each automatic option grant becomes exercisable in four successive quarterly installments with the first such installment to become exercisable on the last day of the fiscal quarter immediately following the grant date, provided the non-employee director continues to serve on the Board. However, each option will become immediately exercisable for all of the option shares in the event of a change of control of the Company.

     Mr. Martin and the Company are parties to an agreement pursuant to which Mr. Martin is compensated on a daily basis for consulting services, primarily in the areas of acquisitions and real estate. Mr. Martin received no compensation pursuant to the agreement in 2003.

EXECUTIVE OFFICERS OF THE COMPANY

     The following table sets forth the names, ages and offices of all of the executive officers of the Company as of March 31, 2004:

NAME                          AGE                        OFFICE HELD
----                          ---                        -----------
Thomas C. O'Brien...........  50    President and Chief Executive Officer
Peter B. Doder..............  43    Vice President, Business Development
Donald J. Hermanek..........  55    Senior Vice President, Sales and Marketing
Sidney L. Kerley............  29    Vice President, General Counsel and Assistant
                                    Secretary
David R. Montgomery.........  47    Senior Vice President and Chief Operating Officer
John R. Nordin..............  47    Vice President and Chief Information Officer
Scott P. Pettit.............  41    Senior Vice President, Chief Financial Officer and
                                    Secretary

     THOMAS C. O'BRIEN became President and Chief Executive Officer in November 2000. As President and Chief Executive Officer, Mr. O'Brien oversees the Company's overall corporate administration as well as strategic planning. Prior to joining the Company, Mr. O'Brien served as President of Thomas O'Brien & Associates from 1999 to 2000, Executive Vice President of Safelite Glass Corporation from 1998 to 1999, Executive Vice President of Vistar, Inc. from 1996 to 1997 and President of U.S.A. Glass, Inc. from 1992 to 1996.

     PETER B. DODER became Vice President of Business Development in March 2001. Mr. Doder is responsible for the Company's acquisitions, start-ups, re-facilitation projects, and strategic growth initiatives. Mr. Doder was Vice President of the Company's Western Division from February 1997 to March 2001. From February 1996 to February 1997, Mr. Doder was Vice President, Financial Planning & Analysis of the Company. From June 1992 through February 1996, Mr. Doder held various positions with the Company, including Regional Sales Manager, Manager of Marketing Support & Analysis and Director of Marketing.

     DONALD J. HERMANEK joined the Company in August 2000 as Senior Vice President of Sales and Marketing. Mr. Hermanek is responsible for the sales and marketing functions, including field sales and the corporate accounts group. Prior to joining the Company, Mr. Hermanek served as Vice President of Business Development for Consolidated Services Corp. from 1997 to 2000. He also served as Vice President -- National Sales for Safelite Glass Corporation from 1992 to 1997.

     SIDNEY L. KERLEY joined the Company in April 2001 as Corporate Counsel. In April 2002, he was named Vice President, Corporate Counsel. He is responsible for the general legal affairs of the Company, including SEC compliance and filings, mergers and acquisitions, corporate finance and litigation. Prior to joining the Company, Mr. Kerley served as an attorney for Fairbank & Vincent.

     DAVID R. MONTGOMERY joined the Company in April 2001 as Senior Vice President and Chief Operating Officer. Mr. Montgomery is responsible for Company operations, including the Company's National Network and specialty salvage business. Prior to joining the Company, Mr. Montgomery served as Chief Executive Officer of Greenleaf Acquisitions, LLC, a subsidiary of Ford Motor Company, from 1999 to April 2001. From 1996 to 1999, he served as Area Vice President of Safelite/Vistar Autoglass. From 1988 to 1996, he served in various management capacities at Windshields America, Inc., one of the two entities combined to form Vistar, Inc.

     JOHN R. NORDIN joined the Company in November 2003 as Vice President, Chief Information Officer. Mr. Nordin is responsible for information services functions, including software application acquisition and development, computer operations and telecommunications. Prior to joining the Company, Mr. Nordin served as Vice President and Chief Information Officer at A. M. Castle & Co. from 1998 to November 2003. From 1995 to 1998, he served as Vice President and Chief Information Officer at Candle Corporation of America.

     SCOTT P. PETTIT joined the Company in April 2001 as Senior Vice President, Chief Financial Officer and Secretary. Mr. Pettit is responsible for financial functions, real estate and investor relations. Prior to joining the Company, Mr. Pettit served as Senior Vice President and Chief Financial Officer of Corsolutions Medical Inc. from 1998 to April 2001. From 1996 to 1998, he served as Vice President Finance and Chief Financial Officer of Vistar, Inc. From 1994 to 1996, he served as Senior Vice President and Chief Financial Officer of Globe Glass & Mirror Co., one of the two entities combined to form Vistar, Inc.

EXECUTIVE COMPENSATION

     The following table provides certain information concerning the compensation earned, for services rendered in all capacities to the Company and its subsidiaries during each of the last three years, by the Company's Chief Executive Officer and each of the Company's other five most highly compensated executive officers in 2003, collectively the "Named Officers."

                           SUMMARY COMPENSATION TABLE

                                                                                   LONG-TERM COMPENSATION
                                                                                           AWARDS
                                                ANNUAL COMPENSATION               -------------------------
                                     ------------------------------------------    RESTRICTED    SECURITIES
                                                                 OTHER ANNUAL        STOCK       UNDERLYING         ALL OTHER
NAME AND PRINCIPAL POSITION   YEAR   SALARY($)(1)    BONUS($)   COMPENSATION($)   AWARDS($)(2)   OPTIONS(#)      COMPENSATION($)
---------------------------   ----   ------------    --------   ---------------   ------------   ----------      ---------------
Thomas C. O'Brien...........  2003     $400,000      $163,000     $18,000(3)        $207,750      60,000(4)        $ 6,000(5)
President and Chief           2002      350,000            --      18,000(3)              --      60,000(7)          8,000(5)
Executive Officer             2001      343,000(6)         --      18,000(3)              --          --             4,000(5)

David R. Montgomery.........  2003      257,000        87,000      18,000(3)         103,875      30,000(4)          8,000(5)
Sr. Vice President and        2002      232,000            --      18,000(3)              --      30,000(7)          7,000(5)
Chief Operating Officer       2001      156,000        25,000      13,000(3)              --     100,000(8)          3,000(5)

Scott P. Pettit.............  2003      230,000        76,000      18,000(3)         103,875      30,000(4)          8,000(5)
Sr. Vice President, Chief     2002      205,000            --      18,000(3)              --      30,000(7)          7,000(5)
Financial Officer &           2001      135,000        35,000      13,000(3)              --     100,000(9)          3,000(5)
  Secretary

Donald J. Hermanek..........  2003      220,000        75,000      18,000(3)         103,875      30,000(4)          7,000(5)
Sr. Vice President -- Sales   2002      200,000            --      18,000(3)              --      30,000(7)          7,000(5)
and Marketing                 2001      191,000(6)         --      18,000(3)              --      40,000             3,000(5)

Peter B. Doder..............  2003      155,000        41,000      16,000(3)          13,850       8,000(4)          6,000(5)
Vice President                2002      145,000            --      16,000(3)              --       8,000(7)          5,000(5)
Business Development          2001      142,000            --      18,000(3)              --          --             6,000(5)

Edward N. Fares.............  2003      116,000        48,000      18,000(3)              --          --            74,000(10)
Sr. Vice President, Chief     2002      170,000            --      18,000(3)              --      60,000(7)(11)      6,000(5)
Information Officer           2001           --            --          --                 --          --                --

---------------

 (1) Includes salary deferred under the Company's 401(k) Plan and Internal Revenue Service Section 125 Plan. All amounts are rounded to the nearest thousand.

 (2) The market value of the Common Stock underlying restricted stock units
     (RSUs) was determined by using the closing price per share of the Common Stock on the applicable grant date, as reported on the NASDAQ Stock Market, and without recognizing any diminution in value attributable to the restrictions on RSUs. Fiscal 2003 RSUs were granted on November 14, 2003 (the closing price on that date was $13.85) and vest in a series of equal and successive annual installments with the first installment to vest on November 14, 2004. The restricted shares will fully vest on an accelerated basis upon the Company's achievement of a predetermined level of earnings per share in any given fiscal year during the four year vesting period.

 (3) Reflects amounts paid by the Company pursuant to an automobile allowance.

 (4) Includes a grant of options to purchase shares of Common Stock at a price of $13.85 per share pursuant to a resolution adopted by the Board of Directors on September 16, 2003.

 (5) Represents matching contributions that the Company made to its 401(k) Plan on behalf of the Named Officer.

 (6) The Company's payroll period changed from pay-to-date to one week in arrears in July 2001, resulting in the loss of one week's worth of compensation in 2001 for personnel who were employed for the full year. This compensation will be made up when the employee leaves the Company.

 (7) Includes a grant of options to purchase shares of Common Stock at a price of $15.50 per share pursuant to a resolution adopted by the Board of Directors on December 4, 2002.

 (8) Mr. Montgomery received a grant of options to purchase 100,000 shares of Common Stock at a price of $12.44 per share pursuant to his employment agreement dated April 2, 2001.

 (9) Mr. Pettit received a grant of options to purchase 100,000 shares of Common Stock at a price of $12.44 per share pursuant to his employment agreement dated April 2, 2001.

(10) Mr. Fares' employment with the Company terminated on August 1, 2003. This amount represents a payment of $69,000 made to Mr. Fares in connection with his separation from the Company, and $5,000 in matching contributions that the Company made to its 401(k) Plan on behalf of Mr. Fares.

(11) Mr. Fares received a grant of options to purchase 30,000 shares of Common Stock at a price of $15.51 per share pursuant to his employment agreement dated December 11, 2001.

STOCK OPTIONS

     The following table sets forth information with respect to each of the Named Officers concerning grants of stock options made during 2003.

                             OPTION GRANTS IN 2003

                                            INDIVIDUAL GRANTS                      POTENTIAL REALIZABLE VALUE
                         -------------------------------------------------------     AT ASSUMED ANNUAL RATES
                           NUMBER OF       % OF TOTAL                                    OF STOCK PRICE
                          SECURITIES        OPTIONS                                  APPRECIATION FOR OPTION
                          UNDERLYING       GRANTED TO     EXERCISE                           TERM(4)
                            OPTIONS       EMPLOYEES IN      PRICE     EXPIRATION   ---------------------------
NAME                     GRANTED(#)(1)   FISCAL YEAR(2)   ($/SH)(3)      DATE         5%($)         10%($)
----                     -------------   --------------   ---------   ----------   -----------   -------------
Thomas C. O'Brien......     60,000           12.38%        $13.85     11/14/2013    $522,611      $1,324,400
David R. Montgomery....     30,000            6.19%         13.85     11/14/2013     261,306         662,200
Scott P. Pettit........     30,000            6.19%         13.85     11/14/2013     261,306         662,200
Donald J. Hermanek.....     30,000            6.19%         13.85     11/14/2013     261,306         662,200
Peter B. Doder.........      8,000            1.65%         13.85     11/14/2013      69,682         176,587
Edward N. Fares........         --               --            --             --          --              --

---------------

(1) Each option was granted under the Company's 2003 Stock Incentive Plan. Options become exercisable in four equal annual installments with the first such installment exercisable upon the optionee's completion of one year of service. Each option will become immediately exercisable for all of the underlying option shares in the event of a change of control of the Company. Each option has a maximum term of 10 years, subject to earlier termination in the event that the optionee ceases to provide services to the Company.

(2) Based upon options to purchase an aggregate of 484,625 shares granted to employees in 2003.

(3) The exercise price may be paid in cash, in shares of Common Stock valued at fair market value on the exercise date, or through a cashless exercise procedure involving a same-day sale of the purchased shares.

(4) The 5% and 10% assumed annual rates of compounded stock price appreciation from the date of grant are mandated by the SEC. There is no assurance provided to any executive officer or any other holder of Common Stock that the actual stock price appreciation over the option term will be at the assumed 5% or 10% levels or at any other specific level. No gain will in fact be realized by the optionees unless the stock price appreciates over the option term, which will also benefit shareholders of the Company.

     The following table sets forth information with respect to unexercised options held as of the end of the 2003 fiscal year by the Named Officers. No stock appreciation rights were outstanding at the end of 2003.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                                   NUMBER OF SECURITIES
                                                  UNDERLYING UNEXERCISED         VALUE OF UNEXERCISED
                                                        OPTIONS AT              IN-THE-MONEY OPTIONS AT
                                                    FISCAL YEAR-END(#)         FISCAL YEAR-END($)(1)(2)
                                                ---------------------------   ---------------------------
NAME                                            EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                                            -----------   -------------   -----------   -------------
Thomas C. O'Brien.............................    240,000        180,000       $485,325       $161,775
David R. Montgomery...........................     57,500        102,500         26,600         26,600
Scott P. Pettit...............................     57,500        102,500         26,600         26,600
Donald J. Hermanek............................     46,250         78,750             --             --
Peter B. Doder................................     59,500         14,000        127,175             --
Edward N. Fares...............................         --             --             --             --

---------------

(1) "In-the-money" options are options whose exercise prices were less than the market price of the Common Stock on December 28, 2003, the last day of the 2003 fiscal year.

(2) Based upon the market price of $12.97 per share, which was the closing price per share of the Common Stock on the NASDAQ National Market on December 26, 2003, less the exercise price payable per share.

                      EQUITY COMPENSATION PLAN INFORMATION
                          YEAR ENDED DECEMBER 28, 2003

                                                                                     NUMBER OF SECURITIES
                                      NUMBER OF SECURITIES    WEIGHTED-AVERAGE      REMAINING AVAILABLE FOR
                                          TO BE ISSUED        EXERCISE PRICE OF      FUTURE ISSUANCE UNDER
                                        UPON EXERCISE OF         OUTSTANDING       EQUITY COMPENSATION PLANS
                                      OUTSTANDING OPTIONS,    OPTIONS, WARRANTS      (EXCLUDING SECURITIES
PLAN CATEGORY                         WARRANTS AND RIGHTS        AND RIGHTS        REFLECTED IN COLUMN (A))
-------------                         --------------------   -------------------   -------------------------
                                              (A)                    (B)                      (C)
Equity compensation plans approved
  by security holders (2003 Stock
  Incentive Plan)...................         425,250               $13.79                   345,570
Equity compensation plans approved
  by security holders (Amended and
  Restated 1991 Stock Option
  Plan).............................       1,352,095               $13.49                        --
Equity compensation plans not
  approved by security holders (1995
  Supplemental Plan)................          39,731               $10.40                    39,390
                                           ---------               ------                   -------
Total...............................       1,817,076               $13.50                   384,960
                                           =========               ======                   =======

EMPLOYMENT CONTRACTS AND CHANGE-IN-CONTROL ARRANGEMENTS

     The following is a description of the employment or consulting agreements in effect between the Company and the Named Officers.

     The compensation paid to Thomas C. O'Brien, President and Chief Executive Officer of the Company, for the 2003 fiscal year was based on a November 17, 2000 employment agreement (the "O'Brien Agreement"). Under the O'Brien Agreement, Mr. O'Brien is entitled to an annual base salary of $350,000 and a performance incentive bonus of 40% of his annual salary based upon the achievement of target performance goals. Mr. O'Brien will be entitled to receive in excess of 40% of his annual salary as a performance incentive if the Company's performance exceeds the goals and objectives determined by the Board. Also, pursuant to the O'Brien Agreement, the Company granted Mr. O'Brien an option to purchase 300,000 shares of Common Stock, which are exercisable in four equal annual installments.

     In connection with his resignation as Vice President and Chief Information Officer, Mr. Fares entered into an agreement with the Company dated August 29, 2003. Pursuant to this agreement, the Company agreed to pay Mr. Fares a lump sum payment of $69,000 and Mr. Fares agreed to release the Company from any and all claims arising from or relating to his employment with the Company (except for indemnification claims under any applicable law or the Company's standard form of Indemnification Agreement).

     The compensation paid to David R. Montgomery, Sr. Vice President and Chief Operating Officer, for the 2003 fiscal year was based on an April 2, 2001 employment agreement (the "Montgomery Agreement"). Under the Montgomery Agreement, Mr. Montgomery is entitled to an annual base salary of $225,000 and a performance incentive bonus of 40% of his annual salary based upon the achievement of target performance goals. Pursuant to the Montgomery Agreement, the Company also paid Mr. Montgomery a signing bonus of $25,000 and granted him an option to purchase 100,000 shares of the Common Stock, which are exercisable in four equal annual installments.

     The compensation paid to Scott P. Pettit, Sr. Vice President and Chief Financial Officer, for the 2003 fiscal year was based on an April 2, 2001 employment agreement (the "Pettit Agreement"). Under the Pettit Agreement, Mr. Pettit is entitled to an annual base salary of $195,000 and a performance incentive bonus of 40% of his annual salary based upon the achievement of target performance goals. Pursuant to the Pettit Agreement, the Company paid Mr. Pettit a signing bonus of $35,000 and granted him an option to purchase 100,000 shares of Common Stock, which are exercisable in four equal annual installments.

     Additionally, each of the agreements for the above Named Officers has a change of control provision that provides that in the event that the Named Officer's employment with the Company is terminated involuntarily or without cause within two years of the effective date of a change in control (as defined therein), the Named Officer will be entitled to receive 18 months worth of annual base salary, accrued obligations, plus continued coverage under the Company's health benefit plans for up to 18 months, unless the Named Officer first obtains full time employment elsewhere and provided, however, that the Named Officer properly elects coverage pursuant to COBRA.

  EXECUTIVE SEVERANCE PLAN

     Effective August 9, 2000, the Company adopted a severance plan for its executive officers (the "Executive Plan"), which provides certain severance benefits to executive officers in the event an executive officer's employment with the Company is terminated under certain circumstances.

     Unless otherwise increased by the Company in its sole discretion, if the Company terminates an executive officer's employment for any reason other than "for cause" (as defined therein), or if the executive officer voluntarily terminates employment with the Company and all of its affiliates for "good reason" (as defined therein), the executive officer will receive, in exchange for providing the Company with a duly executed "Waiver and Release Agreement", a benefit, generally representing one-month of severance pay for each year of service, with a minimum severance pay of six months and a maximum severance pay of 12 months, in an amount equal to the product of (i) times (ii), where:

          (i) represents the sum of:

             (A) the executive officer's annualized base salary at the time the executive officer's employment is terminated, plus

             (B) the executive's average annual bonus received over the eight fiscal quarters of the Company immediately preceding the Company's fiscal quarter during which the executive's employment is terminated, without exceeding the executive officer's target bonus for the Company's fiscal year during which the executive officer's employment is terminated, plus

             (C) the executive officer's auto allowance for the fiscal year during which the executive officer's employment is terminated; and

          (ii) represents a fraction the numerator of which is the number of whole completed years of employment with the Company, but not less than six nor more than 12, and the denominator of which is 12; provided, however, that in the event that the executive officer's termination of employment occurs within one year following the date on which a new chief executive officer is hired by the Company, the executive officer shall receive 12 months of severance pay generally calculated on the basis of the amounts set forth; provided, however, that the amount taken into account as the executive officer's bonus shall be equal to the executive officer's target bonus for the fiscal year during which the executive officer's employment is terminated.

     Under the Executive Plan, an executive officer is not entitled to any benefit if the Company terminates such executive officer's employment for cause, if the executive officer voluntarily terminates employment with the Company for any reason other than good reason, or if the executive officer's employment is terminated as a result of death or disability.

  CHANGE OF CONTROL EMPLOYMENT AGREEMENT

     In addition to the employment agreements described above, the Company has entered into a Change of Control Employment Agreement (the "Employment Agreement") with each of the Executive Officers. Below is a general description of certain terms and conditions of the Employment Agreement.

     In the event of a "Change of Control" of the Company followed within two years by (1) the termination of the executive's employment for any reason other than death, disability, or "Cause" or (2) the termination of the executive's employment by the executive for "Good Reason", the Employment Agreement provides that the executive shall be paid a lump sum cash amount equal to one and one-half times the executive's annual base salary and "Highest Annual Bonus" as defined in the Employment Agreement. In addition, the executive is entitled to continued employee welfare benefits for 18 months after termination of employment.

     "Change of Control" means (a) the acquisition by an individual, entity or group (within the meaning of Section 13(d) (3) or 14(d) (2) of the Securities Exchange Act of 1934) of 50% or more of the voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors, (b) a change in the majority of the board of directors, (c) a major corporate transaction, such as a reorganization, merger or consolidation, or sale or other disposition of all or substantially all of the Company's assets, or (d) a liquidation or dissolution of the Company.

     "Cause" means the willful and continued failure of the executive to perform substantially the executive's duties or the willful engaging by the executive in illegal conduct or gross misconduct materially injurious to the Company.

     "Good Reason" means the diminution of responsibilities, assignment to inappropriate duties, failure of the Company to comply with compensation or benefit provisions, transfer to a new work location more than 75 miles from the executive's previous work location, a purported termination of the Employment Agreement by the Company other than in accordance with the Employment Agreement, or failure of the Company to require any successor to the Company to comply with the Employment Agreement.

PERFORMANCE GRAPH

     The graph set forth below compares the cumulative total shareholder return on the Common Stock with the cumulative total return of (i) the NASDAQ Stock Market-US Companies Index and (ii) the NASDAQ Stock Market SIC Peer Group 5000-5099 Index (which includes companies listed on NASDAQ that are primarily engaged in the wholesale distribution of durable goods) for the five-year period from December 31, 1998 through December 31, 2003. This graph assumes an investment of $100 on December 31, 1998 in the Common Stock, the NASDAQ Stock Market Index and the NASDAQ SIC Peer Group index and assumes the reinvestment of dividends, if any.

     The comparisons shown in the graph below are based upon historical data and the Company cautions that the stock price performance shown in the graph below is not indicative of, nor intended to forecast, the potential future performance of the Common Stock.

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN
                   AMONG NASDAQ STOCK MARKET -- US COMPANIES,
                NASDAQ STOCK MARKET SIC PEER GROUP 5000 -- 5099
                       AND INSURANCE AUTO AUCTIONS, INC.

                              [PERFORMANCE GRAPH]

    TOTAL RETURN INDEX FOR:        12/31/98    12/31/99    12/31/00    12/31/01    12/31/02    12/31/03
    -----------------------        --------    --------    --------    --------    --------    --------
Insurance Auto Auctions,
  Inc. ........................     100.0       132.6       101.1       122.2       135.4       109.2
NASDAQ Stock Market............     100.0       185.4       111.8        88.7        61.9        90.4
Peer Groups....................     100.0       113.6        81.6       103.8        72.4       110.0

     Notwithstanding anything to the contrary set forth in any of the Company's previous or future filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings made by the Company under those statutes, the Governance Committee Report and Performance Graph are not to be incorporated by reference into any of those prior or future filings made by the Company under those statutes.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     M & M Acquisition. In January 1992, the Company purchased the auto salvage pool operations of M & M Auto Storage Pool, Inc. ("M & M"), and acquired an option to purchase the original 35 acres of land on which M & M's operation is located. Melvin R. Martin, the founder, chief executive officer and principal shareholder of the auto salvage operation, was elected a director of the Company in January 1992. The Company is required to pay rent to Mr. Martin during the 10-year term of the lease relating to the real property owned by Mr. Martin. In 2003, the Company paid $463,676 pursuant to the lease.

     Dallas, Texas Lease. The Company leases certain property located in Dallas, Texas from a partnership in which Mr. Martin is a partner. In 2003, the Company paid $468,000 in rent under this lease. The Company believes the terms of the lease are no less favorable than those available from unaffiliated third party lessors.

     Temporary Use License Agreement. On March 1, 2004, the Company entered into a Temporary License Agreement with Mr. Martin for the month-to-month rental of additional property adjacent to the Company's Phoenix facility. Pursuant to the Temporary License Agreement, the Company is expected to pay Mr. Martin $3,000 per month in additional rents. The Company believes the terms of the Temporary License Agreement are no less favorable than those available from unaffiliated third party lessors or licensors.

     Mr. Martin and the Company are parties to an agreement pursuant to which Mr. Martin is compensated on a daily basis for consulting services, primarily in the areas of acquisitions and real estate. Mr. Martin received no compensation pursuant to the agreement in 2003.

     On February 15, 2001, the Company entered into a Shareholder Agreement (the "Shareholder Agreement") with ValueAct Capital Partners, L.P., ValueAct Capital Partners II, L.P., VA Partners, LLC, Jeffrey W. Ubben, Peter H. Kamin, and George F. Hamel. Pursuant to the terms of the Shareholder Agreement, Mr. Kamin and Mr. Ubben were elected as members of the Board in 2001. Mr. Ubben resigned from the Board on September 30, 2003 and was replaced by Todd F. Bourell on October 17, 2003.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) reports they file.

     Based solely upon a review of the copies of such reports furnished to the Company and written representations from such officers, directors and greater than ten percent shareholders, all Section 16(a) filing requirements applicable to the Company's directors, executive officers and greater than ten percent shareholders have been met, except Mr. Livingston was late on one occasion in filing his Form 3 "Initial Statement of Beneficial Ownership of Securities" and Form 4 "Statement of Changes in Beneficial Ownership".

                      PROPOSAL NO. 2 APPROVAL OF AMENDMENT
                      TO THE INSURANCE AUTO AUCTIONS, INC.

               AMENDED AND RESTATED EMPLOYEE STOCK PURCHASE PLAN

     The Company proposes to amend the Purchase Plan to increase the number of shares of Common Stock available for purchase thereunder by 100,000 shares, thereby, bringing the total number of shares to 250,000. The Purchase Plan provides employees of the Company the semi-annual opportunity to buy shares of Common Stock at a discount through payroll deductions. Since the Purchase Plan's inception in 1993, employees have purchased more than 137,000 shares of Common Stock. Currently, 12,513 shares are available for purchase under the Purchase Plan, which is inadequate to meet the anticipated demand at the next scheduled purchase date. The Board of Directors believes that it is in the best interests of the Company to continue to provide employees with the opportunity to purchase shares of Common Stock pursuant to the Purchase Plan. On March 17, 2004, the Board of Directors approved the Company's proposal of seeking shareholder approval to increase the number of shares available for purchase under the Purchase Plan by an additional 100,000 shares. Following the approval of this amendment, there will be 112,513 shares available for purchase, which is approximately .97% of the total shares of Common Stock outstanding as of the record date.

GENERAL

     The Purchase Plan was adopted by the Board of Directors on March 9, 1993 and approved by the Company's shareholders at the 1993 Annual Meeting held on June 8, 1993. A total of 75,000 shares of Common Stock were initially reserved for issuance under the Purchase Plan.

     On March 21, 2001, the Board of Directors approved an amendment and restatement to the Purchase Plan to increase the number of shares reserved under the Purchase Plan by another 75,000 shares to 150,000 shares. This was approved by the Company's shareholders on June 13, 2001. The amended and restated Purchase Plan also reflects certain other changes to the terms of the Purchase Plan as originally adopted and approved by shareholders. The following is a brief summary of certain provisions of the Purchase Plan, as amended and restated. A copy of the Purchase Plan is attached as Appendix A to this Proxy Statement.

PURPOSE

     The purpose of the Purchase Plan is to promote the overall financial objectives of the Company and its shareholders by motivating participants in the plan to achieve long-term growth in shareholders' equity of the Company.

ADMINISTRATION

     The Purchase Plan is currently administered by the Governance Committee. All questions of interpretation or application of the Purchase Plan are determined in the sole discretion of the Governance Committee, and its decisions are final and binding upon all participants. Members of the Board of Directors who are eligible employees are permitted to participate in the Purchase Plan but may not serve on the Governance Committee. The Company will pay for all costs and expenses incurred in the administration of the Purchase Plan.

ELIGIBILITY

     Any person who is a current employee of the Company (or of any of its subsidiaries) and who has completed three months of continuous service as of the last business day prior to an enrollment date is eligible to participate in the Purchase Plan. As of the record date, approximately 997 employees were eligible to participate in the Purchase Plan and approximately 118 employees were participating.

PURCHASE PERIODS

     The Purchase Plan is currently implemented by successive six-month purchase periods. The purchase periods begin on each January 1 and July 1 during the term of the Purchase Plan.

     Eligible employees may elect to participate as of the first day of any purchase period. Any such election shall be made by completing and forwarding an enrollment and payroll deduction authorization form to the Company prior to such date. An employee who becomes eligible to participate in the Purchase Plan after the commencement of a purchase period may not participate in the Purchase Plan until the commencement of the next purchase period.

PURCHASE PRICE

     The purchase price per share at which shares of Common Stock are purchased under the Purchase Plan is equal to the lower of (a) 85% of the fair market value of a share of Common Stock on the first day of the purchase period, or (b) 85% of the fair market value of a share of Common Stock on the last day of the applicable purchase period. The fair market value of Common Stock on a given date is equal to the closing selling price on the NASDAQ National Market on such date, or if there were no sales on such date, the next preceding date on which sales were reported.

PAYMENT OF PURCHASE PRICE, PAYROLL DEDUCTIONS

     Purchase Plan shares are purchased with funds that are accumulated through payroll deductions during the purchase period. The deductions may not exceed 15% of a participant's cash compensation for each payroll period before any deduction for required federal or state withholding or other amounts which may be withheld. A participant may increase or decrease the rate of payroll deduction as of any subsequent enrollment date by completing and filing with the Company a revised payroll deduction authorization form. Subject to certain limitations contained in the Purchase Plan, a participant may decrease his or her rate of payroll deductions during a purchase period by completing and filing a revised payroll deduction authorization form with the Company, but participants are limited to one reduction per purchase period. All payroll deductions are credited to the participant's payroll deduction account under the Purchase Plan. No interest is credited to any payroll deductions account.

PURCHASE OF STOCK, EXERCISE OF OPTION

     On the last day of each purchase period, the amount credited to each participating employee's payroll deduction account shall be applied to purchase as many shares of Common Stock as may be purchased with such amount at the applicable purchase price; provided, that no employee shall be permitted to purchase shares of Common Stock having a fair market value in excess of $25,000 in any calendar year. Any amounts remaining in an employee's payroll deduction account as of such purchase date in excess of the amount that may properly be applied to the purchase of shares of Common Stock shall be refunded to the employee as soon as practicable.

WITHDRAWAL

     A participant may terminate his or her participation in the Purchase Plan at any time prior to the last five business days of the purchase period by signing and delivering to the Company a notice of withdrawal from the Purchase Plan. Upon receipt of such notice, payroll deductions on behalf of the employee shall be discontinued as soon as practicable and the employee may not again be eligible to participate in the Purchase Plan until the next enrollment date. At the participant's election, amounts credited to the payroll deduction account of any employee who withdraws shall be paid to such employee as soon as practicable after receipt of such employee's notice of withdrawal or held for the purchase of shares at the end of the purchase period.

TERMINATION OF EMPLOYMENT

     If a participant's employment is terminated for any reason, including as a result of such participant's death, payroll deductions on behalf of the participant shall be discontinued and, at the election of the participant (or the personal representative of the participant's estate in the event of his of her death), any amounts then credited to the payroll deduction account for the then current purchase period shall be returned to the employee or used to purchase shares at the end of the purchase period.

CAPITAL CHANGES

     If any change is made in the capitalization of the Company, such as stock splits, stock dividends, mergers or consolidations, which results in an increase or decrease in the number of shares of Common Stock outstanding, the number of shares available for sale shall be equitably adjusted by the Governance Committee to give proper effect to such change.

CHANGE IN CONTROL

     Upon a change in control, the Governance Committee may cause each purchase right to be immediately exercised for shares of Common Stock or may provide that each purchase right may be purchased for the difference between the fair market value of the Common Stock underlying the purchase right over the purchase price of the Common Stock pursuant to the terms of the Purchase Plan (i.e., the lower of 85% of the fair market value of the shares of Common Stock on the first day of the purchase period or 85% of the fair market value of the shares of Common Stock on the change in control date). For purposes of the Purchase Plan, a "change in control" means the acquisition by an individual, entity or group of 25% or more of the outstanding Common Stock, a change in the majority of the Board of Directors, a major corporate transaction, such as a reorganization, merger or consolidation, or sale or other disposition of all or substantially all of the Company's assets or a liquidation or dissolution of the Company.

AMENDMENT AND TERMINATION OF THE PURCHASE PLAN

     The Board of Directors may at any time amend, suspend or terminate the Purchase Plan, even with prejudice to a participant. Furthermore, the Board of Directors may at any time amend, suspend or terminate an outstanding purchase right, even with prejudice to a participant. However, the Board of Directors may not materially increase the number of shares of Common Stock issuable the Purchase Plan, reduce the purchase price for the shares, materially increase the benefits to participants or materially modify the eligibility requirements to participate in the Purchase Plan without the approval of the Company's shareholders.

CERTAIN UNITED STATES FEDERAL INCOME TAX INFORMATION

     The Purchase Plan, and the right of participants to make purchases thereunder, is intended to qualify under the provision of Sections 421 and 423 of the Internal Revenue Code. Under these provisions, no income will be taxable to a participant at the time of grant of the option or purchase of shares of Common Stock. Upon disposition of the shares, the participant will generally be subject to tax and the amount of the tax will depend upon the holding period. If the shares have been held by the participant for more than two years after the offering date and more than one year after the purchase date, the lesser of: (a) the excess of the fair market value of the shares of Common Stock at the time of such disposition over the purchase price, or (b) the excess of the fair market value of the shares of Common Stock at the time the option was granted over the purchase price (which purchase price will be computed as of the grant date) will be treated as ordinary income, and any further gain will be treated as long-term capital gain. If the shares are disposed of before the expiration of these holding periods, the excess of the fair market value of the shares on the purchase date over the purchase price will be treated as ordinary income, and any further gain or any loss on such disposition will be long-term or short-term capital gain or loss, depending on the holding period. The Company is not entitled to a deduction for amounts taxed as ordinary income or capital gain to a participant, except to the extent of ordinary income reported by participants upon disposition of shares prior to the expiration of the two holding periods described above.

     The foregoing is only a summary of the effect of United States federal income taxation upon Purchase Plan participants and the Company under laws and regulations currently in effect with respect to the purchase of shares of Common Stock under the Purchase Plan, is not intended to be complete and does not address the income tax laws of any municipality, state or foreign country.

PARTICIPATION IN THE PURCHASE PLAN

     Participation in the Purchase Plan is voluntary and dependent on each eligible employee's election to participate and such employee's determination as to the level of payroll deduction. Accordingly, future purchases under the Purchase Plan are not determinable. Non-employee directors are not eligible to participate in the Purchase Plan. The following table sets forth certain information regarding shares of Common Stock purchased under the Purchase Plan during the last fiscal year and the payroll deductions accumulated at the end of the last fiscal year in accounts under the Purchase Plan for each of the Named

Officers, for all executive officers as a group, for all non-executive officer directors as a group and for all non-executive officer employees who participated in the Purchase Plan as a group:

                                 PLAN BENEFITS

                          EMPLOYEE STOCK PURCHASE PLAN

                                                                   NUMBER OF SHARES
                                                              --------------------------
                                                                               DOLLAR
NAME OF INDIVIDUAL OR IDENTITY OF GROUP AND POSITION          PURCHASED(#)   VALUE($)(1)
----------------------------------------------------          ------------   -----------
Thomas C. O'Brien, President and Chief Executive Officer....     1,532         $2,918
David R. Montgomery, Sr. Vice President, Chief Operating
  Officer...................................................     1,232          2,347
Scott P. Pettit, Sr. Vice President and Chief Financial
  Officer...................................................     2,547          4,850
Donald J. Hermanek, Sr. Vice President Sales and
  Marketing.................................................       632          1,204
Peter B. Doder, Vice President, Business Development........        --             --
Edward N. Fares, Sr. Vice President and Chief Information
  Officer(2)................................................       316            601
All executive officers as a group...........................     6,259         11,919
All non-executive officer directors as a group..............        --             --
All non-executive officer employees as a group..............     1,131          2,156

---------------

(1) Calculated using the market price of Common Stock on date of purchase, as reported on the NASDAQ National Market, minus the purchase price under the Purchase Plan.

(2) Mr. Fares' employment with the Company terminated on August 1, 2003.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THIS PROPOSAL NO. 2 APPROVING AN AMENDMENT TO THE COMPANY'S AMENDED AND RESTATED EMPLOYEE STOCK PURCHASE PLAN.

              PROPOSAL NO. 3: RATIFICATION OF INDEPENDENT AUDITORS

     The Company is asking the shareholders to ratify the selection of KPMG LLP as the Company's independent auditors for the fiscal year ending December 26, 2004. The affirmative vote of a majority of the shares of Common Stock represented and entitled to vote at the Annual Meeting will be required to ratify the selection of KPMG LLP.

     The Audit Committee of the Board of Directors has appointed KPMG LLP, independent certified public accountants, to serve as independent auditors of the Company for the year ending December 26, 2004. Representatives of KPMG LLP attend most meetings of the Audit Committee. The Audit Committee reviews audit and non-audit services performed by KPMG LLP as well as the fees charged by KPMG LLP for such services. In its review of non-audit service fees, the Audit Committee considers, among other things, the possible effect of the performance of such services on the independence of the auditors. Additional information concerning the Audit Committee and its activities with KPMG LLP can be found in the following sections of this Proxy Statement: "Board and Committee Information," and "Report of the Audit Committee."

     In the event shareholders fail to ratify the appointment, the Audit Committee of the Board of Directors will reconsider its selection. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent accounting firm at any time during the year if the Board feels that such a change would be in the best interests of the Company and its shareholders.

     KPMG LLP were auditors for the year ended December 28, 2003 and have been recommended to the shareholders for ratification as auditors for the year ending December 26, 2004. A representative of KPMG LLP is expected to be present at the Annual Meeting, to have the opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions.

FEES PAID TO KPMG LLP

     The Company paid KPMG LLP the following fees for services provided for the fiscal years 2003 and 2002:

                                                                2003       2002
                                                              --------   --------
Audit Fees..................................................  $355,000   $211,600
All Other Fees..............................................    17,000     23,000
                                                              --------   --------
  Total.....................................................  $372,000   $234,600
                                                              ========   ========

     In the above table, "audit fees" include fees billed to the Company for professional services in connection with the audit of the Company's consolidated financial statements included in its Annual Report on Form 10-K and review of financial statements included in its Quarterly Reports on Form 10-Q, or for services that are normally provided by KPMG LLP in connection with statutory and regulatory filings or engagements. "All other fees" include fees related to the audit of the Company's defined contribution employee benefit plan.

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" THE RATIFICATION OF THE SELECTION OF KPMG LLP TO SERVE AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 26, 2004.

          SECURITY OWNERSHIP OF MANAGEMENT AND PRINCIPAL SHAREHOLDERS

     The following table sets forth certain information known to the Company regarding the ownership of Common Stock as of March 31, 2004 for (i) each director, (ii) all persons who are beneficial owners of five percent or more of the outstanding shares of Common Stock, (iii) any other Named Officer and (iv) all officers and directors of the Company as a group. Unless otherwise indicated, each of the shareholders has sole voting and investment power with respect to the shares beneficially owned, subject to community property laws where applicable. Except as otherwise stated, the address of each of the shareholders is c/o Insurance Auto Auctions, Inc., 850 East Algonquin Road, Suite 100, Schaumburg, Illinois 60173.

                                                        NUMBER OF      PERCENT OF TOTAL
NAME AND ADDRESS                                         SHARES      SHARES OUTSTANDING(1)
----------------                                        ---------    ---------------------
ValueAct Capital Partners, L.P.(2)(10)(11)..........    2,237,200            19.4%
One Financial Center, Suite 1600
Boston, MA 02111
Farallon Capital Management, L.L.C.(3)..............    1,827,300            15.8%
One Maritime Plaza, Suite 1325
San Francisco, CA 94111
Dimensional Fund Advisors(4)........................      845,257             7.3%
1299 Ocean Ave., 11th Fl.
Santa Monica, CA 90401
Wallace R. Weitz & Co.(5)...........................      663,400             5.7%
1125 S. 103rd St., Ste 600
Omaha, NE 68124-6008
Frist Capital Management(6).........................      650,000             5.6%
3100 West End Avenue, Suite 500
Nashville, TN 37203
Columbia Wanger Asset Management, L.P.(9)...........      619,000             5.4%
227 West Monroe Street, Suite 3000
Chicago, IL 60606
Peter H. Kamin(2)(10)...............................    2,295,657            19.9%
Todd F. Bourell(2)(11)..............................    2,237,200            19.4%
Thomas C. O'Brien(12)...............................      242,299             2.1%
Scott P. Pettit(12).................................       86,532               *
David R. Montgomery(12).............................       84,591               *
Maurice A. Cocca(12)................................       65,750               *
Peter B. Doder(12)..................................       59,500               *
Donald J. Hermanek(12)..............................       57,029               *
John K. Wilcox(12)..................................       28,750               *
Melvin R. Martin(12)................................       14,750               *
Philip B. Livingston(12)............................       14,000               *
Sidney L. Kerley(12)................................        5,625               *
John R. Nordin......................................           --               *
Edward N. Fares.....................................           --               *
All officers (including Named Officers) and
  Directors as a group (14 persons)(13).............    2,954,483            25.6%

---------------

  *  Denotes beneficial ownership less than 1%.

 (1) Percentage of beneficial ownership is calculated assuming 11,538,299 shares of Common Stock were outstanding on March 31, 2004. This percentage includes any shares of Common Stock of which such individual or entity had the right to acquire beneficial ownership within sixty days of March 31, 2004, including, but not limited to, the exercise of an option; however, such shares of Common Stock shall not be deemed outstanding for the purpose of computing the percentage beneficially owned by any other individual or entity.

 (2) This information is based on Schedule 13D filed with the SEC jointly by ValueAct Capital Partners, L.P. ("ValueAct Partners"), ValueAct Capital Partners II, L.P. ("ValueAct Partners II"), ValueAct Capital International, Ltd. ("ValueAct International"), VA Partners, L.L.C ("VA Partners"), Jeffrey W. Ubben, George F. Hamel, Jr., Peter H. Kamin on March 19, 2003 and reflects shares of Common Stock held as of March 12, 2003. Messrs. Hamel, Kamin and Ubben are each managing members, principal owners and controlling persons of VA Partners and directors and principal executive officers of ValueAct International. Shares beneficially owned by each of ValueAct Partners, ValueAct Partners II and ValueAct International, are reported as beneficially owned by VA Partners, as investment manager or general partner of each of such investment partnerships, and by the managing members as controlling persons of the general partner. VA Partners and the managing members also, directly or indirectly, may own interests in one or both of such partnerships from time to time. By reason of such relationships, each of the partnerships is reported as having shared power to vote or to direct the vote, and shared power to dispose or direct the disposition of, such shares of Common Stock with VA Partners and the managing members. ValueAct Partners is the beneficial owner of 1,735,310 shares of Common Stock, representing approximately 15.0% of the outstanding shares of Common Stock. ValueAct Partners II is the beneficial owner of 165,090 shares of Common Stock, representing approximately 1.43% of the outstanding shares of Common Stock. ValueAct International is the beneficial owner of 284,200 shares of Common Stock, representing approximately 2.46% of the outstanding shares of Common Stock. VA Partners, Mr. Ubben, Mr. Kamin and Mr. Hamel may be deemed the beneficial owner of an aggregate of 2,237,200 shares of the Common Stock, representing approximately 19.4% of the outstanding shares of Common Stock. In addition to the 2,237,200 shares of Common Stock that Mr. Kamin may be deemed to beneficially own by reason of his being a managing member of VA Partners, Mr. Kamin also personally owns 58,457 shares of Common Stock (or when combined with the 2,184,200 shares of Common Stock he may be deemed to beneficially own by reason of his being a managing member, 19.9% of the outstanding shares of Common Stock). This amount also includes options to purchase 53,000 shares of Common Stock that are exercisable on March 31, 2004 or will become exercisable within 60 days after that date, consisting of (a) 30,250 options granted to Mr. Kamin, (b) 17,750 options granted to Mr. Ubben, and (c) 5,000 granted to Mr. Bourell. These options were assigned to ValueAct Partners by Messrs. Kamin, Ubben and Bourell. The options are owned directly by ValueAct Partners and indirectly by ValueAct Partners II and ValueAct International, as general partners of ValueAct Partners, and indirectly by Messrs. Kamin, Ubben and Bourell as managing members and controlling persons of VA Partners.

 (3) This information is based on a Schedule 13G filed jointly by Farallon Capital Management, L.L.C. and Farallon Partners, L.L.C. with the SEC on January 9, 2004 and reflects shares of Common Stock held as of January 1, 2004. According to such Schedule 13G, the managing members of Farallon Capital Management, L.L.C. and managing members of Farallon Partners, L.L.C., named therein, have shared voting and dispositive power with respect to all the shares.

 (4) This information is based on a Schedule 13G filed by the Dimensional Fund Advisors, Inc. ("Dimensional") with the SEC on February 6, 2004 and reflects shares of Common Stock held as of December 31, 2003. According to such Schedule 13G, Dimensional has sole voting and dispositive power with respect to all the shares.

 (5) This information is based on a Schedule 13G filed by Wallace R. Weitz & Co. with the SEC on January 23, 2004 and reflects shares of Common Stock held as of December 31, 2003. According to the Schedule 13G, Wallace R. Weitz & Co. has sole voting and dispositive power with respect to all the shares.

 (6) This information is based on a Schedule 13G filed by Thomas F. Frist II with the SEC on March 21, 2003 and reflects shares of Common Stock held as of March 12, 2003. According to the Schedule 13G, Mr. Frist has sole voting and dispositive power with respect to all the shares.

 (9) This information is based on a Schedule 13G filed by Columbia Wanger Asset Management, L.P. and WAM Acquisition GP, Inc., with the SEC on February 10, 2004 and reflects shares of Common Stock held as of December 31, 2003. According to the Schedule 13G, Columbia Wanger Asset Management, L.P. and WAM Acquisition GP, Inc. have shared voting and dispositive power with respect to all the shares.

(10) This amount includes 58,457 shares of Common Stock over which Mr. Kamin has sole voting and dispositive power and 2,237,200 shares of Common Stock owned by ValueAct Partners over which Mr. Kamin shares voting and dispositive power. This information is based on a Schedule 13D filed by ValueAct Partners with the SEC on March 19, 2003 and reflects shares of Common Stock held as of March 12, 2003. This amount also includes options to purchase 30,250 shares of Common Stock that are exercisable on March 31, 2004 or will become exercisable within 60 days after that date. These options were assigned to ValueAct Partners and Mr. Kamin disclaims beneficial ownership of the underlying shares of Common Stock.

(11) Represents 2,237,200 shares owned by ValueAct Partners over which Mr. Bourell shares voting and dispositive power. This amount also includes options to purchase 17,750 shares of Common Stock that are exercisable on March 31, 2004 or will become exercisable within 60 days after that date. These options were assigned to ValueAct Partners and Mr. Ubben disclaims beneficial ownership of the underlying shares of Common Stock. Mr. Bourell received 10,000 stock options granted under the 2003 Stock Incentive Plan at his appointment to the Board; 5,000 of which are exercisable on March 31, 2004 or will become exercisable within 60 days after that date. These options were assigned to ValueAct Partners and Mr. Bourell disclaims beneficial ownership of the underlying shares of Common Stock.

(12) Includes that portion of options to purchase shares of Common Stock granted under the 1991 Stock Option Plan and 2002 Stock Incentive Plan that are exercisable on March 31, 2004 or will become exercisable within 60 days after that date: Mr. O'Brien--242,299 shares; Mr. Pettit--86,532 shares; Mr. Montgomery--84,591 shares; Mr. Cocca--65,750 shares; Mr. Doder--59,500 shares; Mr. Hermanek--57,029 shares; Mr. Wilcox--28,750 shares; Mr. Martin--14,750 shares; Mr. Livingston--14,000 shares and Mr. Kerley--5,625 shares.

(13) Includes options to purchase shares of Common Stock granted under the 1991 Stock Option Plan and 2002 Stock Incentive Plan that are currently exercisable or will become exercisable within 60 days after March 31, 2004.

                                 ANNUAL REPORT

     A copy of the Annual Report of the Company for the fiscal year ended December 28, 2003 has been mailed concurrently with this Proxy Statement to all shareholders entitled to notice of and to vote at the Annual Meeting. The Annual Report is not incorporated into this Proxy Statement and is not considered proxy soliciting material.

                        ADDITIONAL INFORMATION AVAILABLE

     The Company files an Annual Report on Form 10-K with the SEC. Shareholders may obtain a separate copy of this report, without charge, by writing to the Chief Financial Officer of the Company at 850 East Algonquin Road, Suite 100, Schaumburg, IL 60173.

     The Company also makes available free of charge on or through its internet website (http:/www.iaai.com) its Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and, if applicable, amendments to those reports filed or furnished pursuant to Section 13(a) of the Securities Exchange Act of 1934 as soon as reasonably practicable after the Company electronically files such materials with, or furnishes it to, the SEC.

                                 OTHER MATTERS

     The Company knows of no other matters to be submitted to the meeting. If any other matters properly come before the meeting, the persons named in the enclosed form of proxy will vote the shares they represent in their discretion. Discretionary authority with respect to such other matters is granted by the execution of the enclosed proxy.

                                          THE BOARD OF DIRECTORS OF
                                          INSURANCE AUTO AUCTIONS, INC.

                                                                      APPENDIX A

                         INSURANCE AUTO AUCTIONS, INC.
                          EMPLOYEE STOCK PURCHASE PLAN
                   (AMENDED AND RESTATED AS OF JUNE 16, 2004)

1. PURPOSE

     The purpose of the Insurance Auto Auctions, Inc. Employee Stock Purchase Plan (the "Plan") is to promote the overall financial objectives of the Company and its shareholders by motivating Participants in the Plan to achieve long-term growth in shareholders' equity in the Company. The Plan is designed to qualify as an employee stock purchase plan under Section 423 of the Code. The adoption of the Plan, as amended and restated effective as of June 16, 2004, is expressly conditioned upon the approval of the Plan by the shareholders of the Company.

2. DEFINITIONS

     For purposes of administration of the Plan, the following terms shall have the meanings indicated:

     "Account" means the bookkeeping account established on behalf of a Participant to which shall be credited all contributions paid for the purposes of purchasing Common Stock under the Plan, and to which shall be charged all purchases of Common Stock pursuant to the Plan.

     "Base Salary" means the regular basis earnings paid to a Participant by one or more Participating Companies during such individual's period of participation in the Plan, plus any pre-tax contributions made by the Participant to any Code
Section 401(k) salary deferral plan or any Code Section 125 cafeteria benefit program now or hereafter established by the Company or any Corporate Affiliate. There shall be excluded from the calculation of Base Salary (i) all overtime payments, bonuses, commissions, profit sharing distributions and other incentive-type payments and (ii) all contributions (other than Code Section 401(k) or Code Section 125 contributions) made on the Participant's behalf by the Company or one or more Corporate Affiliates under any employee benefit or welfare plan now or hereafter established.

     "Board" means the Board of Directors of the Company.

     "Code" means the Internal Revenue Code of 1986, as amended from time to time.

     "Common Stock" means shares of the Company's common stock.

     "Company" means Insurance Auto Auctions, Inc., an Illinois corporation, and any corporate successor to all or substantially all of the assets or voting stock of Insurance Auto Auctions, Inc. which shall adopt the Plan by appropriate action.

     "Corporate Affiliate" means any parent or subsidiary corporation of the Company (as determined in accordance with Code Section 424), including any parent or subsidiary corporation which becomes such after the Effective Date.

     "Effective Date" means the first day of the initial Purchase Period under the Plan, which is scheduled to commence upon the later of (i) July 1, 1993 or
(ii) the effective date of the S-8 Registration Statement covering the shares of Common Stock issuable under the Plan. However, for any Corporate Affiliate which becomes a Participating Company in the Plan after the first day of such initial Purchase Period, a subsequent Effective Date shall be designated with respect to participation by its Eligible Employees.

     "Eligible Employee" means any person who is engaged, on a regularly scheduled basis of more than twenty (20) hours per week for more than five (5) months per calendar year, in the rendition of personal services to the Company or any other Participating Company for earnings considered wages under Section 3121(a) of the Code.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

     "Participant" means any Eligible Employee of a Participating Company who is actively participating in the Plan.

     "Participating Company" means the Company and any Corporate Affiliate or Affiliates now existing or at any time hereafter created or acquired.

     "Plan Year" means the calendar year, provided that the initial Plan Year begins with the Effective Date and ends December 31, 1993.

     "Securities Act" means the Securities Act of 1933, as amended, and the regulations promulgated pursuant thereto.

     "Service" means the period during which an individual is in the employ of the Company or any Corporate Affiliate and shall be measured from the later of
(i) his or her hire date or (ii) the date of the Company's acquisition of that Corporate Affiliate.

3. ADMINISTRATION

     The Plan shall be administered by a committee (the "Plan Administrator") comprised of two or more non-employee Board members appointed from time to time by the Board. A majority of the members of the committee acting as Plan Administrator shall constitute a quorum at any meeting thereof (including telephone conferences) and the acts of a majority of the members present, or acts unanimously approved in writing by all members without a meeting, shall be the acts of the Plan Administrator. A member shall be considered for this purpose only if, at the time he exercises discretion in administering the Plan, he is a "disinterested person" within the meaning of Rule 16b-3 under the Exchange Act. The Board shall have the authority to remove, replace or fill any vacancy of any member of the committee acting as Plan Administrator upon notice to such committee and the affected member. Any member of the committee acting as Plan Administrator may resign upon notice to the President of the Company or to the Board. The Plan Administrator may delegate such duties and responsibilities as it deems appropriate. Subject to the provisions of the Plan, the Plan Administrator shall have the full and final authority in its discretion to:

          (a) determine from time to time whether a person is an Eligible Employee;

          (b) determine the number of shares of Common Stock available as of the beginning of any Purchase Period or subject to each Purchase Right (defined in Section VII below);

          (c) provide for the acceleration of the right to exercise a Purchase Right (or portion thereof);

          (d) determine what securities law requirements are applicable to the Plan, Purchase Rights and the issuance of shares of Common Stock hereunder and request of a Participant that appropriate action be taken;

          (e) cancel, with the consent of the holder or as otherwise provided in the Plan Agreement, outstanding Purchase Rights;

          (f) require as a condition of the exercise of a Purchase Right or the issuance or transfer of a certificate of Common Stock, the withholding from a Participant of the amount of any federal, state or local taxes as may be required by law;

          (g) determine the restrictions or limitations on the transfer of Common Stock;

          (h) determine whether a Purchase Right is to be adjusted, modified or purchased, or become fully exercisable under Section VI. B. of the Plan;

          (i) appoint and compensate agents, counsel, auditors or other specialists to aid in the discharge of its duties;

          (j) correct any defect, supply any omission or reconcile any inconsistency in the Plan relating to a Purchase Right, in such manner and to the extent the Plan Administrator shall determine in order to carry out the purposes of the Plan; and

          (k) construe and interpret this Plan, and take all other actions and make all other determinations and take all other actions deemed necessary or advisable for the administration of this Plan.

     A member of the committee acting as Plan Administrator shall not exercise any discretion respecting himself under the Plan. Decisions of the Plan Administrator shall be final and binding on all parties who have an interest in the Plan.

4. PURCHASE PERIODS

     A. Shares of Common Stock shall be offered for purchase under the Plan through a series of successive periods ("Purchase Periods") until such time as
(i) the maximum number of shares of Common Stock available for issuance under the Plan shall have been purchased or (ii) the Plan shall have been sooner terminated in accordance with Section IX.

     B. The Plan shall be implemented in a series of successive Purchase Periods, each of a duration of six (6) months. The initial Purchase Period will begin upon the later of (i) July 1, 1993 or (ii) the effective date of the S-8 Registration Statement covering the shares of Common Stock issuable under the Plan and will end on the last business day in December 1993. Subsequent Purchase Periods shall run from the first business day in January to the last business day in June and from the first business day in July to the last business day in December each year.

     C. Under no circumstances shall any Purchase Period commence under the Plan, nor shall any shares of Common Stock be issued hereunder, until such time as (i) the Plan shall have been approved by the Company's shareholders and (ii) the Company shall have complied with all applicable requirements of the Securities Act, all applicable listing requirements of any securities exchange on which shares of the Common Stock are listed and all other applicable statutory and regulatory requirements.

     D. The Participant shall be granted a separate Purchase Right for each Purchase Period in which he or she participates. The Purchase Right shall be granted on the start date of the Purchase Period and shall be automatically exercised on the last day of that period.

     E. The acquisition of Common Stock through plan participation during any Purchase Period shall neither limit nor require the acquisition of Common Stock by the Participant in any subsequent Purchase Period.

5. ELIGIBILITY AND PARTICIPATION

     A. Each Eligible Employee of a Participating Company shall be eligible to participate in the Plan on the start date of any Purchase Period beginning on or after his or her completion of the number of months of Service specified from time to time by the Plan Administrator. Unless otherwise specified by the Plan Administrator, there shall be no minimum eligibility requirements for participation in the Plan. The Plan Administrator may increase or decrease the eligibility period to be effective at the start of the next Purchase Period.

     B. To participate for a particular Purchase Period, the Eligible Employee must complete the enrollment forms prescribed by the Plan Administrator (including a purchase agreement and a payroll deduction authorization) and file such forms with the Plan Administrator (or its designate) on or before the start date of that Purchase Period.

     C. The payroll deduction authorized by the Participant for purposes of acquiring shares of Common Stock under the Plan may be any multiple of one percent (1%) of the Base Salary paid to the Participant during the Purchase Period, up to a maximum of fifteen percent (15%). The deduction rate so authorized shall continue in effect for the entire Purchase Period and for each successive Purchase Period under the Plan, except to the extent such rate is changed in accordance with the following guidelines:

     - The Participant may, at any time during the Purchase Period, reduce his or her rate of payroll deduction. Such reduction shall become effective as soon as possible following the filing of the requisite reduction form with the Plan Administrator (or its designate), but the Participant may not effect more than one such reduction per Purchase Period.

     - The Participant may, prior to the commencement of any new Purchase Period, increase or decrease the rate of his or her payroll deduction by filing the appropriate form which the Plan Administrator (or its designate). The new rate (which may not exceed the fifteen percent (15%) maximum) shall become effective as of the start date of the new Purchase Period.

Payroll deduction will automatically cease upon the termination of the Participant's Purchase Right in accordance with the applicable provisions of
Section VII below.

6. STOCK SUBJECT TO PLAN

     A. The Common Stock purchasable under the Plan shall, solely in the discretion of the Plan Administrator, be made available from either authorized but unissued shares of Common Stock or from shares of Common Stock reacquired by the Company, including shares of Common Stock purchased on the open market. The total number of shares which may be issued under the Plan shall not exceed 250,000 shares (subject to adjustment under Section VI. B. below).

     B. In the event any change is made to the outstanding Common Stock by reason of any stock dividend, stock split, combination of shares or other change affecting such Common Stock as a class without the Company's receipt of consideration, appropriate adjustments shall be made by the Plan Administrator to (i) the class and maximum number of securities issuable over the term of the Plan, (ii) the class and maximum number of securities purchasable per Participant during any one Purchase Period and (iii) the class and number of securities and the price per share in effect under each Purchase Right at the time outstanding under the Plan. Such adjustments shall be designed to preclude the dilution or enlargement of rights and benefits under the Plan.

7. PURCHASE RIGHTS

     A. Purchase Rights of Eligible Employees. An Eligible Employee who participates in the Plan for a particular Purchase Period shall have the right to purchase shares of Common Stock upon the terms and conditions set forth in this Section VII ("Purchase Rights") and shall execute a purchase agreement embodying such terms and conditions and such other provisions (not inconsistent with the Plan) as the Plan Administrator may deem advisable.

     B. Purchase Price. Common Stock shall be issuable at the end of each Purchase Period at a Purchase Price equal to eighty-five percent (85%) of the lower of (i) the fair market value per share on the start date of the Purchase Period or (ii) the fair market value per share on the purchase date at the end of that Purchase Period (the "Purchase Price").

     C. Valuation. For purposes of the Plan, the fair market value per share of Common Stock on any relevant date shall be the closing selling price per share on that date, as officially quoted on the Nasdaq National Market. If there is no quoted selling price for such date, then the closing selling price per share of Common Stock on the next preceding day for which there does exist such a quotation shall be determinative of fair market value.

     D. Number of Purchasable Shares.

          (i) The number of shares purchasable per Participant during the Purchase Period shall be the number of whole shares obtained by dividing the amount collected from the Participant through payroll deductions during that period by the Purchase Price in effect for such period.

          (ii) In addition, the following limitations shall be in effect for the initial Purchase Period beginning July 1, 1993 and ending December 31, 1993: (a) Participants subject to the short-swing profit rules of the federal securities laws may not purchase more than One Thousand Seven Hundred Fifty (1,750) shares of Common Stock in the aggregate and (b) all Participants as a group may not purchase more than Forty-Three Thousand Five Hundred (43,500) shares of Common Stock.

          (iii) Under no circumstances shall Purchase Rights be granted under the Plan to any Eligible Employee if such individual would, immediately after the grant, own (within the meaning of Code Section 424(d)) or hold outstanding options or other rights to purchase, stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or any Corporate Affiliate.

     E. Payment. Payment for the Common Stock purchased under the Plan shall be effected by means of the Participant's authorized payroll deductions. Such deductions shall begin on the first pay day coincident with or immediately following the start date of the Purchase Period and shall (unless sooner terminated by the Participant) continue through the pay day ending with or immediately prior to the last day of the Purchase Period. The amounts so collected shall be credited to the Participant's Account under the Plan, but no interest shall be paid on the balance from time to time outstanding in such Account. The amounts collected from a Participant may be commingled with the general assets of the Company and may be used for general corporate purposes.

     F. Termination of Purchase Right. The following provisions shall govern the termination of outstanding Purchase Rights:

          (i) A Participant may, at any time prior to the last five (5) business days of the Purchase Period, terminate his or her outstanding Purchase Right under the Plan by filing the prescribed notification form with the Plan Administrator (or its designate). No further payroll deductions shall be collected from the Participant with respect to the terminated Purchase Right and, at the Participant's election, any payroll deductions collected to date during the Purchase Period shall be immediately refunded or held for the purchase of shares at the end of the Purchase Period. If no such election is made, then the collected deductions shall be refunded as soon as possible after the end of the Purchase Period.

          (ii) The termination of such Purchase Right shall be irrevocable, and the participant may not subsequently rejoin the Purchase Period for which the terminated Purchase Right was granted. In order to resume participation in any subsequent Purchase Period, such individual must re-enroll in the Plan (by making a timely filing of a new purchase agreement and payroll deduction authorization) on or before the start date of the new Purchase Period.

          (iii) If the Participant ceases to remain an Eligible Employee while his or her Purchase Right remains outstanding, then such Purchase Right shall immediately terminate, and the Participant (or the personal representative of the Participant's estate in the event of his or her death) shall have the following election, exercisable up until the end of the Purchase Period in which such cessation of Eligible Employee status occurs:

             (a) to withdraw all of the Participant's payroll deductions for that Purchase Period; or

             (b) to have such funds held for the purchase of shares at the end of that Purchase Period.

     If no such election is made, then the collected deductions shall be refunded as soon as possible after the end of the Purchase Period. In no event, however, may any additional payroll deductions be made on the Participant's behalf following his or her cessation of status as an Eligible Employee.

     G. Stock Purchase. On the last day of the Purchase Period, shares of Common Stock shall automatically be purchased on behalf of each Participant (other than Participants whose payroll deductions have previously been refunded in accordance with the Termination of Purchase Right provisions in Section VII.
F. above). The purchase shall be effected by applying each Participant's payroll deductions for the Purchase Period to the purchase of whole shares of Common Stock (subject to the foregoing limitations on both the maximum and aggregate number of purchasable shares) at the Purchase Price in effect for that Purchase Period. However, any payroll deductions not applied to the purchase of Common Stock by reason of (i) the limitation on the maximum number of shares purchasable by the Participant during the Purchase Period or (ii) the maximum number of shares purchasable in the aggregate during the initial Purchase Period shall be promptly refunded to the Participant.

     H. Proration of Purchase Rights. Should the total number of shares of Common Stock which are to be purchased pursuant to outstanding Purchase Rights on any particular date exceed the number of shares then available for issuance under the Plan (including the limitation on issuances for the initial Purchase Period), the Plan Administrator shall make a pro-rata allocation for the available shares on a uniform and nondiscriminatory basis, and the payroll deductions of each Participant, to the extent in excess of the aggregate Purchase Price payable for the Common Stock pro-rated to such individual, shall be refunded to such Participant.

     I. Rights as Shareholder. A Participant shall have no shareholder rights with respect to the shares subject to his or her outstanding Purchase Right until the shares are actually purchased on the Participant's behalf in accordance with the applicable provisions of the Plan. No adjustments shall be made for dividends, distributions or other rights for which the record date is prior to the date of such purchase. A Participant shall be entitled to receive, as soon as practicable after the end of the Purchase Period, a stock certificate for the number of shares purchased on the Participant's behalf. Such certificate may, upon the Participant's request, be issued in the names of the Participant and his or her spouse as community property or as joint tenants with right of survivorship.

     J. Assignability. No Purchase Right granted under the Plan shall be assignable or transferable by the Participant other than by will or by the laws of descent and distribution following the Participant's death, and during the Participant's lifetime the Purchase Right shall be exercisable only by the Participant.

     K. Change in Control. If there is a Change in Control of the Company (as defined herein) or the Plan Administrator reasonably anticipates a Change in Control is likely to occur then (1) the Plan Administrator may cause each Purchase Right to be immediately exercisable; (2) the Plan Administrator may provide that upon such Change in Control each Purchase Right may be purchased by the Company in an amount equal to the excess, if any, of the aggregate fair market value per share of Common Stock subject to the Purchase Right (or portion thereof) over the aggregate Purchase Price of the shares subject to the Purchase Right (or portion thereof) which the Plan Administrator determines to purchase; or (3) the Company may provide for any combination of (1) and (2) above. For purposes of this Section VII. K., the aggregate fair market value per share of Common Stock subject to the Purchase Right that the Plan Administrator determines to purchase shall be determined by the Plan Administrator by reference to the cash or fair market value of the securities, property or other consideration receivable pursuant to the Change in Control described in this
Section VII. K. The aggregate Purchase Price of the Common Stock shall be determined by multiplying the number of such shares by the Purchase Price. In the event of a Change in Control, and if the Purchase Right is unexercised and the Plan Administrator does not exercise its discretion hereunder to purchase the Purchase Right, then the Purchase Right shall be regarded as the right to receive the securities, property, cash or other consideration receivable by stock holders of the Company immediately prior to the Change in Control. The provisions of this Section VII. K. shall be construed consistently with the terms of conditions of any regulation or ruling respecting the status of Purchase Rights under Section 423 of the Code and the receipt of cash or other consideration coincident with the cancellation of such Purchase Rights, and in order to provide the Participant the economic benefit of the Purchase Right without incurring liability under Section 16(b) of the

Exchange Act. A "Change in Control" shall be deemed to have occurred on the first to occur of any of the following events:

          (i) An acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of twenty-five percent (25%) or more of either (1) the then outstanding shares of Common Stock of the Company or (2) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); excluding, however, the following: (1) any acquisition directly from the Company, other than an acquisition by virtue of the exercise of a conversion privilege unless the security being so converted was itself acquired directly from the Company, (2) any acquisition by the Company; (3) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company; or (4) any acquisition by any Person pursuant to a transaction which complies with clauses (1), (2) and (3) of subsection (iii) of this Section VII. K.; or

          (ii) Within any period of 24 consecutive months, a change in the composition of the Board such that the individuals who, immediately prior to such period, constituted the Board (such board shall be hereinafter referred to as the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, for purposes of this
     Section VII. K., that any individual who becomes a member of the Board during such period, whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of those individuals who are members of the Board and who were also members of the Incumbent Board (or deemed to be such pursuant to this proviso) shall be considered as though such individual were a member of the Incumbent Board; but, provided further, that any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board shall not be so considered as a member of the Incumbent Board; or

          (iii) The approval by the shareholders of the Company of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company ("Corporate Transaction"); excluding, however, such a Corporate Transaction pursuant to which (1) all or substantially all of the individuals and entities who are the beneficial owners, respectively, of the outstanding Common Stock and Outstanding Company Voting Securities immediately prior to such Corporate Transaction will beneficially own, directly or indirectly, more than seventy-five percent (75%) of, respectively, the outstanding shares of Common Stock, and the combined voting power of the then Outstanding Voting Securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Corporate Transaction (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets, either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Corporate Transaction, of the outstanding Common Stock and Outstanding Company Voting Securities, as the case may be, (2) no Person (other than the Company, any employee benefit plan (or related trust) sponsored or maintained by the Company, by any corporation controlled by the Company, or by such corporation resulting from such Corporate Transaction) will beneficially own, directly or indirectly, more than twenty-five percent (25%) of, respectively, the outstanding shares of Common Stock of the corporation resulting from such corporate Transaction or the combined voting power of the outstanding voting securities of such corporation entitled to vote generally in the election of directors, except to the extent that such ownership existed with respect to the Company prior to the Corporate Transaction, and (3) individuals who were members of the Board immediately prior to the approval by the shareholders of the Company of such Corporate Transaction will constitute at least a majority of the members of the board of directions of the corporation resulting from such Corporate Transaction; or

          (iv) The approval by the shareholders of the Company of a complete liquidation or dissolution of the Company, other than to a corporation pursuant to a transaction which would comply with clauses (1), (2) and (3) of subsection (iii) of this Section VII. K., assuming for this purpose that such transaction were a Corporate Transaction.

8. ACCRUAL LIMITATIONS

     A. No Participant shall be entitled to accrue rights to acquire Common Stock pursuant to any Purchase Right outstanding under this Plan if and to the extent such accrual, when aggregated with (i) rights to purchase Common Stock accrued under any other Purchase Right outstanding under this Plan and (ii) similar rights accrued under other employee stock purchase plans (within the meaning of Section 423 of the Code) of the Company or its Corporate Affiliates, would otherwise permit such Participant to purchase more than $25,000 worth of stock of the Company or any Corporate Affiliate (determined on the basis of the fair market value of such stock on the date or dates such rights are granted the Participant) for each calendar year such rights are at any time outstanding.

     B. For purposes of applying such accrual limitations, the right to acquire Common Stock purchase to each Purchase Right outstanding under the Plan shall accrue as follows:

          (i) The right to acquire Common Stock under each such Purchase Right shall accrue as and when the Purchase Right first becomes exercisable on the last business day of the Purchase Period for which such right is granted.

          (ii) No right to acquire Common Stock under any outstanding Purchase Right shall accrue to the extent the Participant has already accrued in the same calendar year the right to acquire $25,000 worth of Common Stock (determined on the basis of the fair market value on the date or dates of grant) pursuant to one or more Purchase Rights held by the Participant during such calendar year.

          (iii) If by reason of such accrual limitations, any Purchase Right of a Participant does not accrue on the last business day of a particular Purchase Period, then the payroll deductions which the Participant made during that Purchase Period shall be promptly refunded.

     C. In the event there is any conflict between the provisions of this
Section VIII and one or more provisions of the Plan or any instrument issued thereunder, the provisions of this Section VIII shall be controlling.

9. AMENDMENT AND TERMINATION

     A. Except as described below, the Board may at any time amend, waive, discharge or terminate the Plan even with prejudice to a Participant. The Board or the Plan Administrator may amend, waive, discharge, terminate, modify, extend, replace or renew an outstanding Purchase Right, even with prejudice to a Participant, provided such a change does not cause the Plan to fail to be a plan as described in Section 423 of the Code. However, the Board may not, without the approval of the Company's shareholders:

          (i) materially increase the number of shares issuable under the Plan, except that the Plan Administrator shall have the authority, exercisable without shareholder approval, to effect adjustments to the extent necessary to reflect changes in the Company's capital structure pursuant to Section
     VI. B.;

          (ii) alter the Purchase Price formula so as to reduce the Purchase Price payable for the shares issuable under the Plan; or

          (iii) materially increase the benefits accruing to Participants under the Plan or materially modify the requirements for eligibility to participate in the Plan.

10. GENERAL PROVISIONS

     A. The Plan shall become effective on the designated Effective Date, provided that no Purchase Period shall commence, and no shares of Common Stock shall be issued hereunder until (i) the Plan shall have been approved by the shareholders and (ii) the Company shall have complied with all applicable requirements of the Securities Act of 1933 (as amended), all applicable listing requirements of any securities exchange on which shares of the Common Stock are listed and all other applicable requirements established by law or regulation. In the event such shareholder approval is not obtained, or such Company compliance is not effected, within twelve (12) months after the date on which the Plan is adopted by the Board, the Plan shall terminate and have no further force or effect.

     B. All costs and expenses incurred in the administration of the Plan shall be paid by the Company.

     C. Neither the action of the Company in establishing the Plan, nor any action taken under the Plan by the Board or the Plan Administrator, nor any provision of the Plan itself shall be construed so as to grant any person the right to remain in the employ of the Company or any of its Corporate Affiliates for any period of specific duration, and such person's employment may be terminated at any time, with or without cause.

     D. The provisions of the Plan shall be governed by the laws of the state of Illinois without resort to that state's conflict-of-laws rules.

                        DIRECTIONS TO THE WYNDHAM HOTEL

                Site of the 2004 Annual Meeting of Shareholders

                               THE WYNDHAM HOTEL

                               400 Park Boulevard
                             Itasca, Illinois 60143
                             Phone: (630) 773-4000
                               Fax (630) 773-4088

     FROM CHICAGO AND THE LOOP: TAKE 290 WEST TO THORNDALE (EXIT #5), STAY IN LEFT RIGHT TURN LANE, TURN RIGHT ON THORNDALE TO FIRST LIGHT (PARK BLVD.) TURN LEFT ON PARK BLVD. TO THE HOTEL.

     FROM THE NORTH: TAKE I-94/294 SOUTH TO 90 WEST, TO 53 SOUTH/290 EAST TO THORNDALE (EXIT #5). LEFT ON THORNDALE TO SECOND LIGHT (PARK BLVD.) LEFT ON PARK BLVD. TO THE HOTEL.

     FROM THE SOUTH: 294 NORTH TO 290 WEST TO THORNDALE (EXIT #5), STAY IN LEFT RIGHT TURN LANE, TURN RIGHT ON THORNDALE TO FIRST LIGHT (PARK BLVD.) TURN LEFT ON PARK BLVD. TO THE HOTEL.

     FROM O'HARE AIRPORT: TAKE 190 OUT OF O'HARE TO 90 WEST TO ROCKFORD TO 53 SOUTH/290 EAST TO THORNDALE (EXIT #5), TURN LEFT ON THORNDALE TO PARK BLVD. (FIRST LIGHT AFTER YOU PASS HOTEL), TURN LEFT ON PARK BLVD. TO THE HOTEL.

     FROM MIDWAY AIRPORT: TURN LEFT ON CICERO TO 55TH STREET, LEFT ON 55TH ST. TO CENTRAL, RIGHT ON CENTRAL TO RT. 55, WEST TO 294 NORTH TO (290 WEST) TO ROCKFORD. (290 WEST WILL BE ON THE RIGHT JUST AFTER THE TOLLGATE.) TAKE 290 WEST TO THORNDALE (EXIT #5) RIGHT ON THORNDALE TO FIRST LIGHT (PARK BLVD.), TURN LEFT ON PARK BLVD. TO THE HOTEL.

                                     PROXY

                         INSURANCE AUTO AUCTIONS, INC.

                 ANNUAL MEETING OF SHAREHOLDERS, JUNE 16, 2004

               THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF
                   DIRECTORS OF INSURANCE AUTO AUCTIONS, INC.

The undersigned revokes all previous proxies, acknowledges receipt of the Notice of Annual Meeting of Shareholders to be held on June 16, 2004 and the Proxy Statement and appoints Thomas C. O'Brien and Peter H. Kamin, and each of them, the proxy of the undersigned, with full power of substitution, to vote all shares of Common Stock of Insurance Auto Auctions, Inc. (the "Company") which the undersigned is entitled to vote, either on his or her own behalf or on behalf of any entity or entities, at the Annual Meeting of Shareholders to be held at the Wyndham Hotel, 400 Park Boulevard, Itasca, Illinois 60143, on Wednesday, June 16, 2004 at 10:30 a.m., central time, and at any adjournment or postponement thereof (the "Annual Meeting"), with the same force and effect as the undersigned might or could do if personally present thereat. The shares represented by this proxy shall be voted in the manner set forth on the reverse side.

   PLEASE FOLLOW THE INSTRUCTIONS ON THE BACK OF THIS CARD TO GRANT YOUR PROXY
          BY TELEPHONE OR BY INTERNET, OR RETURN THIS PROXY CARD IN THE
      ACCOMPANYING ENVELOPE AFTER SIGNING AND DATING IT ON THE OTHER SIDE.
              NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES

12-DIGIT CONTROL NO.    XXX  XXX  XXX  XXX

                          INSURANCE AUTO AUCTIONS, INC.

WE ENCOURAGE YOU TO TAKE ADVANTAGE OF A NEW AND CONVENIENT WAY BY WHICH YOU CAN VOTE YOUR SHARES -- ELECTRONICALLY, BY EITHER TELEPHONE OR THE INTERNET.

BY TELEPHONE. ON A TOUCH-TONE TELEPHONE, CALL 1-877-779-8683. LISTEN TO THE RECORDED INSTRUCTIONS, USE THE CONTROL NUMBER PRINTED IN THE BOX IN THE UPPER RIGHT CORNER OF THIS PROXY CARD TO ACCESS THE SYSTEM, AND USE YOUR TELEPHONE KEY PAD TO VOTE.

OVER THE INTERNET. ACCESS THE WORLD WIDE WEB SITE HTTP://WWW.EPROXYVOTE.COM/IAAI AND FOLLOW THE INSTRUCTIONS POSTED ON THE WEB SITE.

Your vote by telephone or over the Internet authorizes the proxies named on the front of this proxy card in the same manner as if you marked, signed, dated and returned the proxy card. If you choose to vote your shares by either of these electronic means, there is no need for you to mail back your proxy card. By signing this proxy card or voting by telephone or over the Internet, you acknowledge receipt of the Notice of Annual Meeting of Shareholders to be held June 16, 2004 and the Proxy Statement dated May 12, 2004.

With respect to other matters that properly come before the Annual Meeting or any adjournment of the Annual Meeting, which, as of May 12, 2004, the proxies named above do not know are to be presented at the Annual Meeting, those proxies are authorized to vote upon those matters in their discretion.

IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS CONTAINED IN THE PROXY STATEMENT.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE NOMINEES LISTED BELOW AND A VOTE FOR EACH OF THE OTHER PROPOSALS.

1. To elect the following as directors to serve for a term ending upon the 2005 Annual Meeting of Shareholders or until their successors are elected and duly qualified (except as marked to the contrary below):

                                                                   WITHHOLD
                                                                 AUTHORITY TO
                                            FOR ALL              VOTE FOR ALL             FOR ALL
                                            NOMINEES               NOMINEES                EXCEPT
                                              [ ]                     [ ]                    [ ]

NOMINEES:  01 Thomas C. O'Brien         02 Peter H. Kamin        03 Todd F. Bourell      04 Maurice A. Cocca
           05 Philip B. Livingston      06 Melvin R. Martin      07 John K. Wilcox

     INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, MARK "FOR ALL EXCEPT" BOX AND STRIKE A LINE THROUGH THE NOMINEE'S NAME.

                                                                FOR        AGAINST        ABSTAIN

2.   To approve an amendment to the Company's
     Employee Stock Purchase Plan to increase
     the number of shares of Common Stock
     reserved for issuance thereunder by
     100,000 shares.                                             [ ]         [ ]             [ ]

3.   To ratify the appointment of KPMG LLP as
     the Company's independent auditors for
     the fiscal year ending December 26,
     2004.                                                       [ ]         [ ]             [ ]

4.   To transact such other business as may          MARK HERE FOR ADDRESS CHANGE
     properly come before the Annual Meeting         AND NOTE AT LEFT                             [ ]
     and at any adjournment or postponement
     thereof.


                                                     If no specification is made, this proxy will be
                                                     voted in accordance with the recommendations of
                                                     the Board of Directors contained in the Proxy
                                                     Statement.


-------------------------------------                --------------------------
Signature                                            Date